                                                                    EXHIBIT 2.03

                     AGREEMENT AND PLAN OF REORGANIZATION


          THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered
                                                          ---------
into as of December 22, 1997, by and among Asymetrix Learning Systems, Inc., a Washington corporation ("Asymetrix"), Asymetrix Acquisition Corp., a Texas
                         ---------
corporation and a wholly-owned subsidiary of Asymetrix ("Merger Sub"),
                                                         ----------
Communication Strategies, Incorporated, a Texas corporation ("CSI"), and Cynthia
                                                              ---
Boyd and James Boyd (each of whom is a stockholder of CSI, and are collectively referred to herein as the "Principals" and each individual referred to as a
                           ----------
"Principal").
 ---------

                                    RECITALS

          The parties intend that, subject to the terms and conditions of this
Agreement:

          Merger Sub will merge with and into CSI in a statutory merger, with CSI to be the corporation surviving the Merger (as defined below), all pursuant to the terms and conditions of this Agreement and a Plan of Merger in the form of Exhibit A attached hereto (the "Certificate of Merger") and the applicable
   ---------                       ---------------------
provisions of the law of the State of Texas and the State of Delaware.

          Upon the effectiveness of the Merger, all of the outstanding capital stock of CSI will be converted into shares of Asymetrix Common Stock, as provided in this Agreement and the Certificate of Merger. The Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") by virtue of the provisions of Section 368(a)(2)(E) of the Code and will
 ----
be treated as a "purchase" for accounting purposes.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms have the meanings set forth below:

          1.1  "Asymetrix Common Stock" means the Common Stock of Asymetrix,
                ----------------------
$0.01 par value per share.

          1.2  "Asymetrix Options" means options exercisable for Asymetrix
                -----------------
Common Stock to be granted to employees of CSI as provided in Section 11.3.

          1.3  "CSI Common Stock" means the Common Stock of CSI, $1.00 par value
                ----------------
per share.

          1.4  "Effective Time" means the time and date on which the Articles of
                --------------
Merger has been filed with the Texas Secretary of State, and the Merger becomes effective under Texas law.

          1.5  "Merger" means the statutory merger of Merger Sub with and into
                ------
CSI in a reverse triangular merger pursuant to this Agreement and the Plan of Merger.

          Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 1 have the meanings assigned to such terms in this Agreement.

2.        PLAN OF REORGANIZATION

          2.1  The Merger.  At the Effective Time, Merger Sub will be merged
               ----------
with and into CSI pursuant to this Agreement and the Plan of Merger and in accordance with applicable provisions of the laws of the State of Texas. Each share of CSI Common Stock issued and outstanding immediately prior to the Effective Time will, by virtue of the Merger and at the Effective Time, and without further action on the part of any holder thereof, be converted into such number of shares (the "Applicable Fraction") of Asymetrix Common Stock as is
                       -------------------
equal to 733,591 shares divided by the total number of shares of CSI Common Stock issued and outstanding immediately prior to the Effective Time.

          2.2  Adjustments for Capital Changes.  If, prior to the Effective
               -------------------------------
Time, Asymetrix or CSI recapitalizes through a split-up of its outstanding shares into a greater number, or a combination of its outstanding shares into a lesser number, reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes (other than through a split-up or combination of shares provided for in the previous clause), or declares a dividend on its outstanding shares payable in shares, securities convertible into shares or other property, then the Applicable Fraction will be adjusted appropriately.

          2.3  Fractional Shares.  No fractional shares of Asymetrix Common
               -----------------
Stock will be issued in connection with the Merger, but in lieu thereof, the holders of CSI Common Stock who would otherwise be entitled to receive a fraction of a share of Asymetrix Common Stock will receive an additional share of Asymetrix Common Stock.

          2.4  Options; Other Securities.  No shares of Asymetrix Common Stock
               -------------------------
(or any other securities of Asymetrix) shall be issued or issuable with respect to options to purchase CSI Common Stock or with respect to any other equity securities of CSI (including warrants), other than CSI Common Stock and all such options or other equity securities shall be canceled at the Effective Time.

          2.5  Effects of the Merger.  At the Effective Time:  (a) the separate
               ---------------------
existence of the Merger Sub will cease and Merger Sub will be merged with and into CSI, and CSI will be the surviving corporation of the Merger, pursuant to the terms of the Certificate of Merger; (b) the Articles of Incorporation and Bylaws of CSI will continue unchanged to be the Articles of Incorporation and Bylaws of the surviving corporation of the Merger; (c) each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time will continue to be an identical outstanding share of the respective surviving corporation; (d) the directors and officers of Asymetrix shall become the directors and officers of the surviving corporation; (e) each share of CSI Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive that number of shares of Asymetrix Common Stock as provided in Section 2.1; and (f) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

          2.6  Further Assurances.  Each of CSI and the Principals agree that
               ------------------
if, at any time after the Effective Time, Asymetrix considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Asymetrix title to any property or rights of CSI, Asymetrix and its officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in Asymetrix and otherwise carry out the purpose of this Agreement, in the name of CSI or otherwise.

          2.7  Securities Law Compliance.  Asymetrix will issue the shares of
               -------------------------
Asymetrix Common Stock in the Merger pursuant to the "private placement" exemption from registration under Section 4(2) of, and Rule 506 of Regulation D promulgated under, the Securities Act of 1933, as amended (the "Securities Act"), and the shares received by the Principals in the Merger will therefore be restricted securities within the meaning of Rule 144 of the Securities Act, and certificates evidencing such shares will bear a restrictive legend evidencing that fact. Asymetrix shall also take any action that is required to be taken under any applicable state securities or Blue Sky laws in connection with the issuance of Asymetrix Common Stock in the Merger. CSI and the Principals shall furnish to Asymetrix all information known to CSI or the Principals (or reasonably ascertainable by CSI or the Principals) concerning each of CSI and the Principals, as may be reasonably requested in connection with any action contemplated by this Section.

          2.8  Purchase Accounting.  The parties intend that the Merger be
               -------------------
treated as a purchase for accounting purposes.

          2.9  Tax-Free Reorganization.  The parties intend to adopt this
               -----------------------
Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. The parties believe that the value of the Asymetrix Common Stock to be received in the Merger is equal, in each instance, to the value of the CSI Common Stock, to be surrendered in exchange therefor. The Asymetrix Common Stock issued in the Merger will be issued solely in exchange for CSI Common Stock and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the CSI Common Stock. Unless advised by tax counsel that doing so is required under applicable law, the parties shall not take a position on any tax returns inconsistent with this Section 2.9. In addition, Asymetrix represents now, and as of the Effective Time, that it presently intends to continue CSI's historic business or use a significant portion of CSI's business assets in a business. At the Effective Time, officers of each of Asymetrix and CSI shall execute and deliver officers' certificates in the forms of Exhibits 2.9A and 2.9B attached hereto. The provisions and
             ----------------------
representations contained or referred to in this Section 2.9 shall survive until the expiration of the applicable statute of limitations.

3.        REPRESENTATIONS AND WARRANTIES OF CSI AND PRINCIPALS

          Each of the Principals and CSI, jointly and severally, hereby represents and warrants as follows, except as set forth in the CSI Schedule of Exceptions (in numbered paragraphs that correspond to the Section numbers below) simultaneously delivered to Asymetrix with the execution of this Agreement:

          3.1  Organization, Good Standing and Qualification. CSI is a
               ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Texas, has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in the jurisdictions listed in Schedule 3.1 of the CSI Schedule of Exceptions. CSI is
                        ------------
qualified as a foreign corporation in each jurisdiction in which a failure to be so qualified could reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of CSI (for purposes of this Section 3 and Section 5, a "Material Adverse Effect").
                                    -----------------------

          3.2  Power, Authorization and Validity.
               ---------------------------------

               3.2.1 CSI and each Principal has the corporate or other right, power, legal capacity and authority to enter into and perform his, her or its obligations under this Agreement and all agreements to which CSI or such Principal is or will be a party that are required to be executed at the Closing (defined below) pursuant to this Agreement (the "CSI Ancillary Agreements"). The
                                                 ------------------------
execution, delivery and performance of this Agreement and the CSI Ancillary Agreements to which CSI is a party have been duly and validly approved and authorized by the Board of Directors of CSI. The Merger has been approved by all of the stockholders of CSI.

               3.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable CSI and the Principals to enter into, and to perform his, her or its obligations under, this Agreement and the CSI Ancillary Agreements, except for (a) the filing of the Certificate of Merger with the Texas Secretary of State, and the filing of appropriate documents with the relevant authorities of other states in which CSI is qualified to do business, if any, and (b) such filings as may be required to comply with federal and state securities laws.

               3.2.3 This Agreement and the CSI Ancillary Agreements are, or when executed by CSI and/or the Principals, as applicable, will be, valid and binding obligations of CSI and/or the Principals, as applicable, enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies; provided, however, that the Certificate of Merger will not be effective until the Effective Time.

          3.3  Capitalization.  As of the date hereof, the authorized capital
               --------------
stock of CSI consists of 10,000 shares of CSI Common Stock, of which 1,000 shares are issued and outstanding. All issued and outstanding shares of CSI Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, and have been offered, issued, sold and delivered by CSI, in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws. Schedule 3.3 of the CSI Schedule of
                                    ------------
Exceptions sets forth a true, correct and complete list of all holders of CSI Common Stock. There are no options, warrants, calls, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any of CSI's authorized but unissued capital stock or any securities convertible into or exchangeable for shares of CSI capital stock or obligating CSI to grant, extend, or enter into any such option, warrant, call, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. There are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any of CSI's outstanding securities. CSI is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may be subsequently issued. All holders of CSI Common Stock reside in the State of Texas.

          3.4  Subsidiaries. CSI does not presently own or control, directly or
               ------------
indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

          3.5  No Violation of Existing Agreements.  Neither the execution and
               -----------------------------------
delivery of this Agreement or any CSI Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of, or cause an acceleration or amendment of any obligation under, (a) any provision of the Articles of Incorporation or Bylaws of CSI, as currently in effect, (b) any Material Agreement (as defined in Section 3.11) to which CSI is a party or by which CSI or the Principals or his, her or its assets or properties are bound, or (c) to the knowledge of CSI and the Principals, any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to CSI or the Principals, or their respective assets or properties, in each case, such that the conflict, termination, breach, acceleration or amendment would have a Material Adverse Effect.

          3.6  Litigation.  There is no action, proceeding, claim or
               ----------
investigation pending against CSI or any Principal before any federal, state, municipal, foreign or other court or administrative agency, department, board or instrumentality that, if concluded adversely to CSI or a Principal, would have a Material Adverse Effect, and, to the best of CSI's and the Principals' knowledge, no such action, proceeding, claim or investigation has been threatened. There is, to the best of CSI's and the Principals' knowledge, no reasonable basis for any stockholder or former stockholder of CSI, or any other person, firm, corporation or entity, to assert a claim against CSI, any Principal or Asymetrix based upon: (a) ownership or rights to ownership of any shares of CSI Common Stock, (b) any rights as or to become a holder of securities of CSI, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among CSI and any of its stockholders or former stockholders or option holders or former option holders.

          3.7  Taxes.  For purposes of this Section 3.7, the terms "tax" and
               -----                                                ---
"taxes" include all federal, state, local and foreign income, gains, franchise,
 -----
excise, property, sales, use, employment, license, payroll, occupation, recording, value-added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated taxes, interest, penalties, additions to tax and interest on any such penalties and additions to tax. For purposes of this
Section 3.7, the terms "Return" and "Returns" include all federal, state, local
                        ------       -------
and foreign tax returns, estimates, information statements and reports required to be filed by CSI with respect to its income, assets or operations.

          3.7.1 CSI has or will have filed all Returns for tax periods ending before the Effective Time, other than where a failure to file a return did not or would not have a Material Adverse Effect. All such Returns that have been filed were (as filed or after timely amendment) true, correct and complete in all material respects. CSI and the Principals have provided or made available to Asymetrix copies of all material Returns actually filed by CSI during the three-year period ending on the date hereof.

          3.7.2 CSI has paid or deposited in full all taxes due and owing or shown to be due on the Returns filed by CSI (including required estimated tax payments with respect thereto), except where a failure to pay a tax in full did not or would not have a Material Adverse Effect. CSI has established a proper and adequate accrual or reserve on the CSI Financial Statements (as defined in below) for all taxes not yet due and owing, whether or not shown or required to be shown on any Return, except where a failure to establish such an accrual or reserve did not or would not have a Material Adverse Effect.

          3.7.3 Neither CSI nor any of the Principals is aware of any pending or threatened claim or assessment in writing with respect to any deficiencies for any tax against CSI by any taxing authority. CSI has not executed any waiver of any statute of limitations relating to taxes or any extension of the period for the assessment or collection of any tax (other than extensions which have expired by the Effective Time). Neither CSI nor any of the Principals has received any written notification, or is otherwise aware, that any material issues are currently under audit, examination or review by any taxing authority regarding CSI.

          3.7.4 There are no material liens, pledges, charges, claims, security interests or other encumbrances covering the assets of CSI or the Principals and relating or attributable to taxes, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect.

          3.7.5 There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any current or former employee of CSI that, individually or collectively, could give rise to the payment of any amount with respect to which a deduction would be disallowed under Sections 280G or 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

          3.7.6 CSI is not party to a tax sharing or tax allocation agreement, and CSI does not owe any amount under any such agreement.

          3.7.7 CSI is not or has not at any time been a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

          3.7.8 CSI has not filed any consent agreement under Section 341(f) of the Code or has agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as defined in Section 341(f)(4) of the Code) owned by CSI.

          3.7.9 None of CSI's assets constitute "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          3.8  Financial Statements. CSI has delivered to Asymetrix as Schedule
               --------------------                                    --------
3.8 of the CSI Schedule of Exceptions CSI's (a) balance sheet as of December 31,
---
1996 (the "1996 Balance Sheet") and income statement and statement of cash flows
           ------------------
for the 12 month period then ended (collectively, the "1996 Financial
                                                       --------------
Statements"), and (b) balance sheet as of September 30, 1997 (the "September 30
----------                                                         ------------
Balance Sheet") and income statement for the nine month period then ended
-------------
(collectively, the "CSI September Financial Statements") (the 1996 Financial
                    ----------------------------------
Statements and the CSI September Financial Statements are collectively referred to herein as the "CSI Financial Statements"). The CSI Financial Statements (a)
                  ------------------------
are in accordance with the books and records of CSI, (b) fairly present the financial condition of CSI at the dates therein indicated and the results of operations for the periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of the CSI September Financial Statements, to normal recurring year-end adjustments and the absence of any notes thereto. CSI does not have any debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against or disclosed in the CSI Financial Statements, except for those that may have been incurred after the date of the CSI Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

          3.9  Title to Properties. CSI has good and marketable title to all of
               -------------------
its tangible assets as shown on the September 30 Balance Sheets, free and clear of all liens, charges, restrictions or encumbrances, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect. All machinery and equipment included in such properties is in good condition and repair, normal wear and tear excepted, and all leases of real or personal property to which CSI is a party are fully effective. To the knowledge of CSI and each of the Principals, CSI is not in violation of any zoning, building, safety or environmental ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties (the violation of which would have a Material Adverse Effect), or has received any notice of such violation with which it has not complied or had waived.

          3.10 Absence of Certain Changes.  Except as set forth on Schedule
               --------------------------                          --------
3.10, since September 30, 1997, other than actions required by this Agreement
----
(including, without limitation, the incurrence of legal and accounting fees and expenses in connection therewith), there has not been with respect to CSI:

               (a) any change in the financial condition, properties, assets, liabilities, business or operations of CSI which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or, to the knowledge of CSI and the Principals, will have a Material Adverse Effect;

               (b) any contingent liability incurred by CSI as guarantor, surety or otherwise with respect to the obligations of others, which contingent liability is in excess of $10,000 individually or $25,000 in the aggregate;

          (c) any mortgage, encumbrance or lien placed on any of the properties of CSI, which mortgage, encumbrance or lien is in excess of $10,000 individually or $25,000 in the aggregate;

          (d) any obligation or liability incurred thereby other than obligations and liabilities incurred in the ordinary course of business, which obligation or liability is in excess of $10,000 individually or $25,000 in the aggregate;

          (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, other than in the ordinary course, of any of the properties or assets of CSI, which purchase, sale, other disposition or other arrangement is in excess of $10,000 individually or $25,000 in the aggregate;

          (f) any damage, destruction or loss, whether or not covered by insurance, which has a Material Adverse Effect;

          (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of CSI, any split, combination or recapitalization of the capital stock of CSI or any direct or indirect redemption, purchase or other acquisition of the capital stock of CSI;

          (h) any labor dispute or claim of unfair labor practices or, other than changes in the ordinary course of business, consistent with past practice, any change in the compensation payable or to become payable to CSI's officers, employees or agents, any bonus payment or arrangement made to or with any of such officers, employees or agents or any employee terminations or resignations;

          (i) any declaration or payment of an extraordinary dividend, within the meaning of Section 1059(c) of the Code;

          (j) any payment or discharge of a lien or liability thereof which lien was not either shown on the September 30 Balance Sheets or incurred in the ordinary course of business thereafter; or

          (k) any material transaction with any of its officers, directors, employees or stockholders or any entity controlled by any of such individuals.

    3.11  Material Agreements, Contracts and Commitments. Except as set forth on
          ----------------------------------------------
Schedule 3.11 of the CSI Schedule of Exceptions and other than this Agreement
-------------
and the CSI Ancillary Agreements, neither CSI nor any Principal is on the date hereof a party or subject to any oral or written contracts, obligations, commitments, plans, leases, instruments, arrangements or licenses which are material to the business of CSI (each a "Material Agreement"), including, but
                                         ------------------
not limited to any:

          (a) Contract, commitment, letter contract or purchase order providing for payments by or to CSI in an aggregate amount of (1) $50,000 or more in the ordinary course of business to any one vendor or customer; or (2) $25,000 or more not in the ordinary course of business to any one vendor or customer;

          (b) License agreement as licensor or licensee, including site licenses for products with initial year fees in excess of $50,000 and each agreement that provides for either the delivery of source code to the licensee or escrow of such source code for the benefit of such licensee and including any CSI IP Rights Agreement (as defined in Section 3.12);

          (c) Consulting, development or similar agreement under which CSI currently provides or will provide any training, documentation, personnel placements, advice, consulting services or other products or services to a customer of CSI (collectively, the "Current Service Agreements");
                                    --------------------------

          (d) Contract for the current or future sale, provision or manufacture of products (including computer software), material or supplies from CSI or in which CSI has granted or received distribution rights, most favored customer pricing provisions or exclusive marketing rights relating to any product or services, group of products or services or territory (collectively, "Current
                                                                     -------
Sales Agreements," together with the Current Service Agreements, the "Customer
----------------                                                      --------
Agreements");
----------

          (e) Contract providing for the development of software by or for CSI, or license of software to CSI, which software is used or incorporated in any products distributed or services provided by CSI or is contemplated to be used or incorporated in any products to be distributed or services to be provided by CSI (other than software generally available to the public at a per copy license fee of less than $1,000 per copy);

          (f) Contract or commitment for the employment of any officer, employee or consultant of CSI or any other type of contract or understanding with any officer, employee or consultant of CSI which is not immediately terminable by CSI without cost or other liability;

          (g) Agreement for the lease of real or personal property involving payments by or to CSI in an aggregate amount of $25,000 or more;

          (h) Joint venture contract or arrangement or any other agreement that involves a sharing of profits with other persons;

          (i) Written dealer, distributor, sales representative, original equipment manufacturer, value added remarketer or other agreement for the ongoing distribution of any products or services of CSI;

          (j) Instrument evidencing or related in any way to indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise, except for trade indebtedness incurred in the ordinary course of business, and except as disclosed in the CSI Financial Statements;

          (k) Contract containing covenants purporting to limit CSI's freedom to compete in any line of business in any geographic area; or

          (l) Stock redemption or purchase agreement yet to be performed.

          All Material Agreements constitute valid and enforceable obligations of the parties thereto (except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally,
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities), and are and will, immediately after the Effective Time, be in full force and effect. Neither CSI nor the Principals is, nor, to the best knowledge of CSI and the Principals, is any other party thereto, in breach or default in any material respect under the terms of any such Material Agreement. A copy of each Material Agreement has been delivered or made available to Asymetrix's counsel. Neither CSI nor the Principals is a party to any contract, agreement or arrangement which has had, or could reasonably be expected to have, a Material Adverse Effect. CSI has no material liability for renegotiation of government contracts or subcontracts, if any.

    3.12  Intellectual Property. CSI owns all right, title or interest in, or
          ---------------------
has the rights to use, sell or license, all Intellectual Property Rights (as defined below) necessary or required for the conduct of, or used in, its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "CSI IP Rights") and such rights to
                                             -------------
use, sell or license are reasonably sufficient for the conduct of its business as presently conducted. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any CSI IP Right or materially impair the right of CSI to use, sell or license any CSI IP Right or portion thereof. There are no royalties, honoraria, fees or other payments payable by CSI to any person by reason of the ownership, use, license, sale or disposition of any CSI IP Rights. Except for matters which would not have a Material Adverse Effect, neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by CSI (whether on a stand-alone basis or as part of services offered by
CSI) or currently under development by CSI violates any license or agreement between CSI and any third party or infringes any Intellectual Property Right of any other party; and, except for matters which would not have a Material Adverse Effect, there is no pending or, to the best knowledge of CSI and the Principals, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any CSI IP Right; nor, to the best knowledge of CSI and the Principals without any independent investigation thereof, is there any basis for any such claim; nor has CSI received any notice asserting that any CSI IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of CSI and the Principals, is there any basis for any such assertion. CSI has taken all steps that it believes are reasonable and practicable to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material CSI IP Rights. CSI is not using any Intellectual Property Rights of any past or present officers, employees or consultants. Schedule 3.12 of the CSI
                                                    -------------
Schedule of Exceptions contains a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by CSI to perfect or protect its interest in CSI IP Rights, including, without limitation, all patents, patent applications, copyrights, copyright registrations, trademarks, trademark applications and service marks and all CSI IP Rights Agreements (except for object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same). As used herein, the term "Intellectual Property Rights" shall mean all intellectual property rights in
 ----------------------------
any jurisdiction in the world, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyright, copyright registrations, licenses, know-how, trade secrets, customer lists, proprietary processes, formulae and other rights to Software. The term "Software" shall mean all source
                                                 --------
and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records. The term "CSI IP Rights Agreement" shall mean any
                                 -----------------------
instrument or agreement governing any CSI IP Right.

          3.13  Compliance with Laws. CSI has complied, or prior to the Closing
                --------------------
Date will have complied, and is or will be at the Closing Date in full compliance, in all material respects, with all applicable laws, ordinances and regulations, and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to it or to its assets, properties, and business (the violation of which would have a Material Adverse Effect), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of CSI's owned, leased or licensed real or personal property, products and technical data, and (ii) employment and employment practices, terms and conditions of employment, and wages and hours, (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act; provided, however, that this Section 3.13 shall not be deemed to apply to any matters within the general scope of any other representation in this Section 3. CSI has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business and which, if not received or filed, would have a Material Adverse Effect. There are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to CSI or any Principal, would result in any Material Adverse Effect.

          3.14  Certain Transactions and Agreements.  None of the executive
                -----------------------------------
officers, directors or affiliates (as that term is defined in Rule 405 under the Securities Act) of CSI (each, a "Insider") nor any member of their immediate
                                 -------
families is or has been directly or indirectly interested in any contract or informal arrangement with CSI within the last three years, except for compensation as an officer, director or employee of CSI. None of the Insiders nor any member of their immediate families has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of CSI, except for the normal rights of a stockholder.

          3.15  Employees, ERISA and Other Compliance.
                -------------------------------------

                3.15.1 CSI has no employment contracts or consulting agreements currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

                3.15.2 CSI (i) has never been and is not now subject to a union organizing effort, (ii) is not subject to any collective bargaining agreement with respect to any of its employees, (iii) is not subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization, or (iv) has no current labor dispute. CSI and the Principals have no knowledge that a material number of employees intend to leave the employ of CSI or that any employees intend to leave the employ of CSI and which departures would prevent CSI from fully performing on schedule any Customer Agreement.

                3.15.3  Schedule 3.15.3 of the CSI Schedule of Exceptions
                        ---------------
identifies each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), but
                                                              -----
excluding workers' compensation, unemployment compensation and other government-mandated programs currently or previously maintained, contributed to or entered into by CSI under which CSI or any ERISA Affiliate (as defined below) thereof has any present or future obligation or liability (collectively, the "CSI
                                                                      ---
Employee Plans"). For purposes of this Section 3.15.3, "ERISA Affiliate" shall
--------------                                          ---------------
mean any entity which is a member of (A) a "controlled group of corporations," as defined in Section 414(b) of the Code, (B) a group of entities under "common control," as defined in Section 414(c) of the Code, or (C) an "affiliated service group," as defined in Section 414(m) of the Code, or treasury regulations promulgated under Section 414(o) of the Code, any of which includes CSI. Copies of all CSI Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and summary plan descriptions thereof (including summary plan descriptions) have been delivered or made available to Asymetrix or its counsel, together with the three most recent annual reports (Form 5500, including, if applicable, Schedule B thereto) prepared in connection with any such CSI Employee Plan. All CSI Employee Plans which individually or collectively would constitute an "employee pension benefit plan," as defined in
Section 3(2) of ERISA (collectively, the "CSI Pension Plans"), are identified as
                                          -----------------
such in Schedule 3.15.3 of the CSI Schedule of Exceptions. As of the date
        ---------------
hereof, all contributions due and previously required to be made on or before the date hereof from CSI with respect to any of the CSI Employee Plans have been made as required under ERISA or have been accrued on the CSI Financial Statements. To the knowledge of CSI and the Principals, each CSI Employee Plan has been maintained substantially in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, which are applicable to such CSI Employee Plans.

                3.15.4 No "prohibited transaction," as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any CSI Employee Plan which is covered by Title I of ERISA which would result in a material liability to CSI taken as a whole, excluding transactions effected pursuant to a statutory or administrative exemption. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any

CSI Employee Plan has made or will make CSI or any officer or director of CSI subject to any material liability under Title I of ERISA or liable for any material tax (as defined in Section 2.7) or penalty pursuant to Sections 4972, 4975, 4976 or 4979 of the Code or Section 502 of ERISA.

                3.15.5 Any CSI Pension Plan which is intended to be qualified under Section 401(a) of the Code (a "CSI 401(a) Plan") has received a favorable
                                     ---------------
determination from the Internal Revenue Service as to its qualifications, and CSI and the Principals are not aware of any reason why such determination may not be relied upon by such plan. CSI and the Principals have delivered or made available to Asymetrix or its counsel a true, correct and complete copy of the most recent Internal Revenue Service determination letter with respect to each CSI 401(a) Plan.

                3.15.6  Schedule 3.15.6 of the CSI Schedule of Exceptions lists
                        ---------------
each employment, severance or other similar contract (written or oral), arrangement or policy and each plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' benefits, vacation benefits, severance benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits for employees, consultants or directors, but excluding workers' compensation, unemployment compensation and other government-mandated programs currently or previously maintained, which (A) is not a CSI Employee Plan, (B) is entered into, maintained or contributed to, as the case may be, by CSI and (C) covers any employee or former employee of CSI. Such contracts, plans and arrangements as are described in this Section 3.15.6 are herein referred to collectively as the "CSI Benefit Arrangements." Each CSI
                                        ------------------------
Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such CSI Benefit Arrangement. CSI has delivered or made available to Asymetrix or its counsel a complete and correct copy or description of each CSI Benefit Arrangement.

                3.15.7  CSI has timely provided to individuals entitled
thereto all required notices and coverage pursuant to Section 4980B of the Code and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), with respect to any "qualifying event" (as defined in Section
  -----
4980B(f)(3) of the Code) under any CSI Employee Plan occurring prior to and including the Closing Date, and no material Tax payable on account of Section 4980B of the Code has been incurred with respect to any current or former employees (or their beneficiaries) of CSI.

                3.15.8 No benefit payable or which may become payable by CSI pursuant to any CSI Employee Plan or any CSI Benefit Arrangement or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) which is subject to the imposition of an excise Tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code.

                3.15.9 To the knowledge of CSI and the Principals and except for matters which would not have a Material Adverse Effect, no employee of CSI is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or written agreement, or any restrictive covenant contained in any such agreement relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject CSI to any material liability.

                3.15.10 A list of all employees, officers and consultants of CSI and their current compensation, bonus plans, commission plans, vacation rights and severance rights is set forth on Schedule 3.15.10 of the CSI Schedule
                                            ----------------
of Exceptions. CSI is currently paying all amounts that are currently required to be paid to such parties shown in such Schedule.

                3.15.11 CSI is not a party to any (a) agreement with any executive officer or other key employee of CSI (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving CSI in the nature of any of the transactions contemplated by this Agreement and the Certificate of Merger, (ii) providing any term of employment or compensation guarantee, or (iii) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (b) agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Certificate of Merger or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement and the Certificate of Merger. CSI is not obligated to make any "excess parachute payment" (as defined in Section 280G(b)(1) of the Code), nor will any excess parachute payment be deemed to have occurred as a result of or arising out of the Merger.

          3.16  Corporate Documents. CSI has made available to Asymetrix for
                -------------------
examination all documents and information listed in the CSI Schedule of Exceptions or other exhibits called for by this Agreement or which have been requested by Asymetrix's counsel, including, without limitation, the following:
(a) copies of the Articles of Incorporation and Bylaws of CSI as currently in effect; (b) the Minute Book containing all records of all proceedings, consents, actions and meetings of the stockholders, the board of directors and any committees thereof of CSI; (c) the stock ledger and journal reflecting all stock issuances and transfers of CSI; (d) all material permits, orders, and consents issued by any regulatory agency with respect to CSI, or any securities of CSI, and all applications for such permits, orders, and consents; and (e) copies or forms of all stock purchase agreements, warrants, option plans, grants and exercise agreements and, where forms of agreements are provided rather than copies of the signed documents, a true and complete list showing the names of the security holder, numbers of shares, exercise or purchase prices, grant dates, vesting dates, exercise dates, expiration dates and all other relevant data necessary for Asymetrix to issue the Asymetrix Common Stock.

          3.17  No Brokers.  Neither CSI nor any of the Principals is obligated
                ----------
for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the CSI Ancillary Agreements or in connection with any transaction contemplated hereby or thereby. Except as otherwise provided in this Agreement, CSI and each Principal will pay only its own expenses, if any, incurred in connection with this Agreement and the transactions contemplated herein.

          3.18  Disclosure.  To the knowledge of CSI and the Principals, neither
                ----------
this Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by CSI or the Principals to Asymetrix under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

          3.19  Insurance. CSI maintains and at all times during the prior three
                ---------
years has maintained fire and casualty, general liability, business interruption and product liability insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses. A list of all such insurance is set forth on Schedule 3.19 of the CSI Schedule of Exceptions.
                -------------

          3.20  Environmental Matters.
                ---------------------

                3.20.1 During the period that CSI has leased or owned its properties or owned or operated any facilities, there have been no disposals or releases of Hazardous Materials (as defined below) by CSI, or to CSI's and the Principals' knowledge, by others, on, from or under such properties or facilities, the liability for which would have a Material Adverse Effect. CSI and the Principals have no knowledge of any presence, generation, manufacturing, disposals or releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to CSI having taken possession of any of such properties or facilities, the liability for which would have a Material Adverse Effect. For the purposes of this Agreement, the terms "disposal" and "release" shall have the definitions assigned thereto by
       --------       -------
the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA"). For the purposes of
                                               ------
this Agreement, "Hazardous Materials" shall mean any hazardous or toxic
                 -------------------
substance, material or waste which is or becomes prior to the Closing Date regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," "hazardous material," "toxic substance" or "hazardous chemical" under (i) CERCLA; (ii) the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S) 1801 et seq.; (iii) the Toxic Substance Control Act, 15 U.S.C. (S) 2601 et seq.; (iv) the Occupational Safety and Health Act of 1970, 29 U.S.C. (S) 651 et seq.; (v) any applicable federal, state or local statute or ordinance that has a scope or purpose similar to those identified above; or (vi) regulations promulgated under any of the laws or statutes identified above.

                3.20.2 None of the properties or facilities of CSI is in material violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that CSI has owned or leased its properties and facilities, neither CSI nor, to CSI's and the Principals' knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials except in substantial accordance with applicable environmental laws.

                3.20.3 During the time that CSI has owned or leased its respective properties and facilities, there has been no litigation brought or, to the knowledge of CSI and the Principals, threatened against CSI by, or any settlement reached by CSI with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

          3.21  Books and Records.  The books, records and accounts of CSI (a)
                -----------------
are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of CSI, and (d) accurately and fairly reflect the basis for the CSI Financial Statements.

          3.22  Certain Dispositions After Effective Time.  None of the
                -----------------------------------------
Principals has any present plan or intention, or any binding commitment, to dispose, after the Effective Time, of an amount of Asymetrix Common Stock that would cause the Principals, in the aggregate, to have disposed of such stock in an amount equal in value to 50% or more of the value of CSI Common Stock outstanding immediately prior to the Effective Time.

4.        REPRESENTATIONS AND WARRANTIES OF ASYMETRIX AND MERGER SUB

          Asymetrix and Merger Sub hereby jointly and severally represent and warrant as follows, except as set forth on the Asymetrix Schedule of Exceptions (in numbered paragraphs that correspond to the Section numbers below) simultaneously delivered to CSI and the Principals with the execution of this
Agreement:

          4.1   Organization, Good Standing and Qualification.  Asymetrix is a
                ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to own, operate and lease its properties and carry on its business as now conducted and as proposed to be conducted. Merger Sub was formed in December 1997 and has conducted no business or operations prior to the date hereof. Asymetrix is qualified to do business as a foreign corporation in each jurisdiction where failure to be so qualified could reasonably be expected to have a material adverse effect on the business, operations, financial condition or prospects of Asymetrix and its subsidiaries taken as a whole (for purposes of this Section 4 and 6, a "Material Adverse
                                                           ----------------
Effect").
------

          4.2   Power, Authorization and Validity.
                ---------------------------------

                4.2.1 Each of Asymetrix and Merger Sub has the corporate right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement, and all agreements to which Asymetrix and Merger Sub are or will be a party that are required to be executed pursuant to this Agreement (the "Asymetrix Ancillary Agreements"). The execution, delivery
                     ------------------------------
and performance of this Agreement and the Asymetrix Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate action on the part of each of Asymetrix and Merger Sub.

                4.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable each of Asymetrix and Merger Sub to enter into, and to perform its respective obligations under, this Agreement and the Asymetrix Ancillary Agreements, except for (a) the filing of the Articles of Merger with the Texas Secretary of State, and the filing of appropriate documents with the relevant authorities of other states in which Asymetrix is qualified to do business, if any, and (b) such filings as may be required to comply with federal and state securities laws.

                4.2.3 This Agreement and the Asymetrix Ancillary Agreements are, or when executed by Asymetrix and Merger Sub will be, valid and binding obligations of each of Asymetrix and Merger Sub enforceable in accordance with their respective terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally,
(b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities; provided, however, that the Certificate of Merger will not be effective until the Effective Time.

          4.3   Capitalization.  The capitalization of Asymetrix and Merger Sub
                --------------
consist of the following:

                4.3.1  Asymetrix Capital Stock.  A total of 5,000,000 authorized
                       -----------------------
shares of Class B Stock, $0.01 par value per share (the "Class B Stock"), of
                                                         -------------
which 50,000 shares are designated as Series 1 Class B Stock (the "Series 1
                                                                   --------
Stock"), and of which 37,500 shares are outstanding, and 388,395 are designated
-----
as Series A Preferred Stock (the "Series A Stock"), all of which are
                                  --------------
outstanding, 388,395 are designated as Series B Preferred Stock (the "Series B
                                                                      --------
Stock"), none of which are outstanding, 2,500,000 are designated as Series 4
-----
Class B Stock (the "Series 4 Stock") of which 2,372,851 shares are outstanding
                    --------------
and 1,512,500 shares are designated as Series 5 Class B Stock (the "Series 5
                                                                    --------
Stock") of which 1,512,500 shares are outstanding.  A total of 40,000,000
-----
authorized shares of Asymetrix Common Stock, of which 8,334,137 shares are outstanding as of December 15, 1997. The rights, preferences and privileges of the Class B Stock, including the Series 1 Stock, the Series A Stock, the Series B Stock, the Series 4 Stock and the Series 5 Stock, and the Asymetrix Common Stock, are as stated in Asymetrix's Articles of Incorporation, as amended, and as provided by law. All issued and outstanding shares of Asymetrix capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been offered, issued, sold and delivered by Asymetrix in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

                4.3.2  Asymetrix Options, Warrants, Reserved Shares.  Except
                       --------------------------------------------
for: (i) conversion privileges of the Series A Stock, the Series 1 Stock, the Series 4 Stock and the Series 5 Stock, (ii) options to purchase 4,307,353 shares of Asymetrix Common Stock (as of December 15, 1997) and a like number of shares of Asymetrix Common Stock reserved for issuance upon the exercise thereof, (iii) 813,115 additional shares of Asymetrix Common Stock (as of December 15, 1997) reserved for future issuance under the Asymetrix's 1995 Combined Incentive and Nonqualified Stock Option Plan (the "Asymetrix Option Plan"), (iv) an option to
                                     ---------------------
purchase 19,431 shares of Series 4 Stock, and (v) the proposed issuance of up to 50,000 shares of Series 1 Stock (of which shares, 37,500 are validly issued, outstanding, fully paid and nonassessable) to certain of Asymetrix's vendors, there are not outstanding any options, warrants, calls, commitments, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Asymetrix of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Asymetrix's capital stock or obligating Asymetrix to grant, extend, or enter into any such option, warrant, call, commitment, conversion privilege or other right or agreement, and there is no liability for dividends accrued but unpaid. Apart from the exceptions noted in this Section 4.3.2, and except for (i) rights of first refusal and rights of repurchase held by Asymetrix to repurchase shares of Asymetrix Common Stock issued under Stock Issuance and Restriction Agreements relating to the issuance of 8,100 shares of Common Stock and to 37,500 shares of Series 1 Stock (the "Stock Issuance and Restriction Agreements"), (ii) rights of
                     -----------------------------------------
first refusal and repurchase rights held by Asymetrix to purchase shares of its capital stock issued under the Asymetrix Option Plan, (iii) the rights granted in that certain Stock Issuance and Restriction Agreements dated as of September 27, 1996 by and between Asymetrix and EnCompass Group, Inc. (iv) the rights granted in that certain Amended and Restated Investor's Rights Agreement dated as of December 20, 1996 by and among Asymetrix, SOFTVEN No. 2 Investment Enterprise Partnership and former shareholder Multimedia Asia Pacific Pty Ltd (the "Investor's Rights Agreement"), (v) the rights granted in that certain
      ---------------------------
Acquisition Agreement, dated as of July 17, 1997 by and among the Company, Socha Computing, Inc., Asymocha Merger Corporation and John Socha, (vi) a Voting Agreement and Registration Rights Agreement dated as of September 11, 1997 entered into in connection with the acquisition of Aimtech Corporation and (vii) a Voting and Co-Sale Agreement and Registration Rights Agreement dated as of September 30, 1997 among the Company, Gordon Oakes, Kevin Oakes and Doug Foster, there are no voting agreements, rights of first refusal or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) or registration rights applicable to any of Asymetrix's outstanding securities.

                4.3.3  Merger Sub.  A total of one authorized share of Common
                       ----------
Stock, $0.01 par value per share for Merger Sub, which is validly issued, outstanding, fully paid and nonassessable. There are not outstanding any options, warrants, rights (including conversion of preemptive rights) or agreements for the purchase or acquisition from Merger Sub of any shares of its capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of Merger Sub's capital stock.

          4.4   Subsidiaries.  Asymetrix does not presently own or control,
                ------------
directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity, other than Socha Computing, Inc., Aimtech Corporation, SuperCede, Inc., Infomodelers, Inc., Oakes Interactive Incorporated, Top Shelf Multimedia, Inc., Acorn Associates Incorporated, sales subsidiaries located in France, Germany and the United Kingdom and Merger Sub. Merger Sub does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity.

          4.5   No Violation of Existing Agreements.  Neither the execution and
                -----------------------------------
delivery of this Agreement or any Asymetrix Ancillary Agreement, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or cause an acceleration or amendment of any obligation under, (a) any provision of the Articles of Incorporation or Bylaws of Asymetrix and Merger Sub, as currently in effect, (b) in any material respect, any material instrument or contract to which Asymetrix and Merger Sub is a party or by which any of their assets or properties are bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Asymetrix and Merger Sub or their assets or properties, in each case, such that the conflict, termination, breach, acceleration or amendment would have a Material Adverse Effect.

          4.6   Litigation.  There is no action, proceeding, claim or
                ----------
investigation pending against Asymetrix before any federal, state, municipal, foreign or other court or administrative agency, department, board or instrumentality that, if concluded adversely to Asymetrix, would have a Material Adverse Effect, and, to the best of Asymetrix's knowledge, no such action, proceeding, claim or investigation has been threatened. There is, to the best of Asymetrix's knowledge, no reasonable basis for any shareholder or former shareholder of Asymetrix, or any other person, firm, corporation or entity, to assert a claim against Asymetrix based upon: (a) ownership or rights to ownership of any shares of Asymetrix capital stock, (b) any rights as or to become a holder of securities of Asymetrix, including any option or preemptive rights or rights to notice or to vote, or (c) any rights under any agreement among Asymetrix and any of its shareholders or former shareholders or option holders or former option holders.

          4.7   Taxes.  Asymetrix has timely filed all tax returns and reports
                -----
required by law, other than where a failure to file a return did not or would not have a Material Adverse Effect, and has never been audited by any state or federal taxing authority. All tax returns and reports of Asymetrix are true and correct in all material respects. Asymetrix has paid all taxes and other assessments due, except those, if any, currently being contested by it in good faith (for which it has established a proper reserve). Asymetrix is not aware of any pending or threatened claim or assessment with respect to any deficiencies for any tax in writing against Asymetrix by any taxing authority. Asymetrix has not executed any waiver of any statute of limitations relating to taxes or any extension of the period for the assessment or collection of any tax (other than extensions which have expired by the Effective Time). Asymetrix has not received any written notification, and is not otherwise aware, that any material issues are currently under audit, examination or review by any taxing authority regarding Asymetrix. There are no material liens, pledges, charges, claims, security interests or other encumbrances covering the assets of

Asymetrix and relating or attributable to taxes, other than for taxes not yet due and payable and others that do no have a Material Adverse Effect. Asymetrix is not a party to a tax sharing or tax allocation agreement, and Asymetrix does not owe any amount under any such agreement.

          4.8   Financial Statements.  Asymetrix has delivered to CSI and the
                --------------------
Principals as Schedule 4.8 of the Asymetrix Schedule of Exceptions Asymetrix's
              ------------
(a) audited balance sheet as of December 31, 1996 (the "Asymetrix 1996 Balance
                                                        ----------------------
Sheet") and income statement and statement of cash flows for the 12 month period
-----
then ended (collectively, the "Asymetrix 1996 Financial Statements"), and (b)
                               -----------------------------------
balance sheet as of September 30, 1997 (the "Asymetrix September 30 Balance
                                             ------------------------------
Sheet") and income statement for the nine month period then ended (collectively,
-----
the "Asymetrix September Financial Statements") (the Asymetrix 1996 Financial
     ----------------------------------------
Statements and Asymetrix September Financial Statements are collectively referred to herein as the "Asymetrix Financial Statements"). The Asymetrix
                           ------------------------------
Financial Statements (a) are in accordance with the books and records of Asymetrix, (b) fairly present the financial condition of Asymetrix at the dates therein indicated and the results of operations for the periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of the Asymetrix September Financial Statements, to normal recurring year-end adjustments and the absence of any notes thereto. Asymetrix has no debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected or reserved against or disclosed in the Asymetrix Financial Statements, except for those that may have been incurred after the date of the Asymetrix Financial Statements in the ordinary course of its business, consistent with past practice and that are not material in amount either individually or collectively.

          4.9   Title to Properties.
                -------------------

                4.9.1 Asymetrix has good and marketable title to all of its tangible assets as shown on the Asymetrix September 30 Balance Sheet, free and clear of all liens, charges, restrictions or encumbrances, other than for taxes not yet due and payable and others that do not have a Material Adverse Effect. With respect to the property and assets it leases, Asymetrix is in material compliance with such leases.

                4.9.2 Merger Sub has been newly formed for the sole and express purpose of participating in the Merger and has at no time engaged in any activities or owned any assets except as necessary for such purpose.

          4.10  Absence of Certain Changes.  Since the September 30, 1997, other
                --------------------------
than actions required by this Agreement (including, without limitation, the incurrence of legal and accounting fees and expenses in connection therewith), there has not been with respect to Asymetrix and Merger Sub.

                (a) any change in its financial condition, properties, assets, liabilities, business or operations from that reflected in the Asymetrix Financial Statements, other than those that do not have a Material Adverse Effect;

           (b) any contingent liability incurred by it as guarantor, surety or otherwise with respect to the obligations of others, which contingent liability is in excess of $50,000 individually or in excess of $100,000 in the aggregate;

           (c) any mortgage, encumbrance or lien placed on any of its properties, which mortgage, encumbrance or lien is in excess of $100,000 individually or in excess of $250,000 in the aggregate;

           (d) any obligation or liability incurred by it other than obligations and liabilities incurred in the ordinary course of business, which obligation or liability is in excess of $100,000 individually or in excess of $250,000 in the aggregate;

           (e) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of its properties or assets, which purchase, sale, other disposition or other arrangement is in excess of $100,000 individually or $250,000 in the aggregate;

           (f) any damage, destruction or loss, whether or not covered by insurance, which has a Material Adverse Effect;

           (g) any declaration, setting aside or payment of any dividend on, or the making of any distribution in respect of, its capital stock, or any split, combination or recapitalization of its capital stock or any direct or indirect redemption, purchase or other acquisition of its capital stock, including, without limitation, any extraordinary dividend within the meaning of Section 1059(c) of the Code;

           (h)  any labor dispute or claim of unfair labor practices;

           (i) any payment or discharge of a lien or liability thereof which lien was not either shown on the Asymetrix September 30 Balance Sheet or incurred in the ordinary course of business thereafter; or

           (j) entered into any material transactions with any of its officers, directors, employees or stockholders or any entity controlled by any of such individuals.

     4.11  Material Agreements, Contracts and Commitments. All oral or written
           ----------------------------------------------
contracts, obligations, commitments, plans, leases, instruments, arrangements or licenses which are material to the business of Asymetrix and its subsidiaries taken as a whole (for purposes of this Section 4.11, a "Material Agreement")
                                                        ------------------
constitute valid and enforceable obligations of the parties thereto (except as to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities); and are in full force and effect. Asymetrix is not, nor, to the best knowledge of Asymetrix, is any other party thereto, in breach or default in any material respect under the terms of any such Material Agreement. A copy of each Material Agreement has been delivered or made available to counsel for CSI and the Principals. Asymetrix is not a party to any contract or arrangement which, in the absence of a breach by the other party or parties thereto, has had or could reasonably be expected to have a Material Adverse Effect. Asymetrix does not have any material liability for renegotiation of government contracts or subcontracts, if any.

     4.12  Status of Proprietary Assets. Asymetrix owns all right, title or
           ----------------------------
interest in, or has the rights to use, sell or license, all Intellectual Property Rights necessary or required for the conduct of, or used in, its business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Asymetrix IP Rights") and such
                                             -------------------
rights to use, sell or license are reasonably sufficient for the conduct of its business as presently conducted. Except for matters which would not have a Material Adverse Effect, neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by Asymetrix or currently under development by Asymetrix violates any license or agreement between Asymetrix and any third party or infringes any Intellectual Property Right of any other party; and, except for matters which would not have a Material Adverse Effect, there is no pending or, to the best knowledge of Asymetrix, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Asymetrix IP Right; nor, to the best knowledge of Asymetrix without any independent investigation thereof, is there any basis for any such claim; nor has Asymetrix received any notice asserting that any Asymetrix IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Asymetrix, is there any basis for any such assertion.

     4.13  Compliance with Laws. Asymetrix and Merger Sub have complied, or
           --------------------
prior to the Closing Date will have complied, andare or will be at the Closing Date in full compliance, in all material respects, with all applicable laws, ordinances and regulations, and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to it or to its assets, properties, and business (the violation of which would have a Material Adverse Effect), including, without limitation: (a) all applicable federal and state securities laws and regulations, (b) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of Asymetrix's owned, leased or licensed real or personal property, products and technical data, and (ii) employment and employment practices, terms and conditions of employment, and wages and hours, (c) the Export Administration Act and regulations promulgated thereunder and all other laws, regulations, rules, orders, writs, injunctions, judgments and decrees applicable to the export or re-export of controlled commodities or technical data and (d) the Immigration Reform and Control Act. Asymetrix has received all permits and approvals from, and has made all filings with, third parties, including government agencies and authorities, that are necessary in connection with its present business and which, if not received or filed, would have a Material Adverse Effect. There are no legal or administrative proceedings or investigations pending or threatened, that, if enacted or determined adversely to Asymetrix, would result in any Material Adverse Effect.

     4.14  Certain Transactions and Agreements. None of the executive officers,
           -----------------------------------
directors or affiliates (other than SOFTVEN No. 2 Investment Enterprises Partnership, or its designated director, the designated director of the former stockholders of Aimtech corporation or Kevin

Oakes) of Asymetrix (each, an "Asymetrix Insider") nor any member of their
                               -----------------
immediate families is or has been directly or indirectly interested in any contract or informal arrangement with Asymetrix within the last twelve (12) months, except for compensation as an officer, director or employee of Asymetrix. None of the Asymetrix Insiders nor any member of their immediate families has any interest in any property, real or personal, tangible or intangible, including inventions, patents, copyrights, trademarks or trade names or trade secrets, used in or pertaining to the business of Asymetrix, except for the normal rights of a shareholder.

     4.15  Governmental Consents. No consent, approval, order or authorization
           ---------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Asymetrix or Merger Sub is required in connection with the consummation of the transactions contemplated by this Agreement, except for such qualifications or filings under
                                ------ ---
the Securities Act and the regulations thereunder and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

     4.16  ERISA and Labor Issues.
           ----------------------

           4.16.1 Asymetrix does not have any Employee Pension Benefit Plan as defined in Section 3 of ERISA.

           4.16.2 To the knowledge of Asymetrix and except for matters which would not have a Material Adverse Effect, Asymetrix is in compliance in all material respects with all applicable laws, agreements and contracts relating to employment, employment practices, wages, employee benefit plans as defined in
Section 3(3) of ERISA, hours, and terms and conditions of employment, including, but not limited to, employee compensation matters, ERISA and the Code.

           4.16.3 To the knowledge of Asymetrix and except for matters which would not have a Material Adverse Effect, no employee of Asymetrix is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other contract or written agreement, or any restrictive covenant contained in any such agreement relating to the right of any such employee to be employed thereby, or to use trade secrets or proprietary information of others, and the employment of such employees does not subject Asymetrix to any material liability.

           4.16.4 Asymetrix is not bound by or subject to any contract, commitment or arrangement with any labor union, employees association or similar organization, and to Asymetrix's best knowledge, no labor union, employees association or similar organization has requested, sought or attempted to represent any employees, representatives or agents of Asymetrix. There is no strike or other labor dispute involving Asymetrix pending nor, to Asymetrix's best knowledge, threatened, nor is Asymetrix aware of any labor organization activity involving its employees.

     4.17  Corporate Documents. Asymetrix has made available to CSI and the
           -------------------
Principals for examination all documents and information listed in the Asymetrix Schedule of Exceptions or other exhibits called for by this Agreement or which have been requested by CSI and the Principals' counsel, including, without limitation, the following: (a) copies of Asymetrix's and its subsidiaries' Articles or Certificate of Incorporation and Bylaws as currently in effect; (b) Asymetrix's Minute Book containing all records that Asymetrix has of all proceedings, consents, actions and meetings of the stockholders, the board of directors and any committees thereof; (c) Asymetrix's and its subsidiaries' stock ledger or stockholder lists and journal reflecting stock issuances and transfers; (d) all material permits, orders, and consents issued by any regulatory agency with respect to Asymetrix, or any securities of Asymetrix, and all applications for such permits, orders, and consents; and (e) copies or forms of all stock purchase agreements, warrants, option plans, grants and exercise agreements and, where forms of agreements are provided rather than copies of the signed documents, a true and complete list showing the names of the security holder, numbers of shares, exercise or purchase prices, grant dates, vesting dates, exercise dates, expiration dates and all other relevant data necessary for Asymetrix to issue the Asymetrix Common Stock.

     4.18  No Brokers. Neither Asymetrix nor Merger Sub is obligated for the
           ----------
payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or the Asymetrix Ancillary Agreements or in connection with any transaction contemplated hereby or thereby.

     4.19  Disclosure. To the best knowledge of Asymetrix and Merger Sub,
           ----------
neither this Agreement, its exhibits and schedules, nor any of the certificates or documents to be delivered by Asymetrix or Merger Sub to CSI and the Principals under this Agreement, taken together, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

     4.20  Insurance. Asymetrix maintains and at all times during the prior
           ---------
three years has maintained fire and casualty, general liability, business interruption and product liability insurance which it believes to be reasonably prudent for similarly sized and similarly situated businesses.

     4.21  Environmental Matters.
           ---------------------

           4.22.1 During the period that Asymetrix has leased or owned its properties or owned or operated any facilities, there have been no disposals or releases of Hazardous Materials (as defined below) by Asymetrix, or to Asymetrix's knowledge, by others, on, from or under such properties or facilities, the liability for which would have a Material Adverse Effect. Asymetrix has no knowledge of any presence, generation, manufacturing, disposals or releases of Hazardous Materials on, from or under any of such properties or facilities, which may have occurred prior to Asymetrix having taken possession of any of such properties or facilities, the liability for which would have a Material Adverse Effect

           4.22.2 None of the properties or facilities of Asymetrix is in material violation of any federal, state or local law, ordinance, regulation or order relating to industrial hygiene or to the environmental conditions on, under or about such properties or facilities, including, but not limited to, soil and ground water condition. During the time that Asymetrix has owned or leased its properties and facilities, neither Asymetrix nor, to Asymetrix's knowledge, any third party, has used, generated, manufactured or stored on, under or about such properties or facilities or transported to or from such properties or facilities any Hazardous Materials except in substantial accordance with applicable environmental laws.

           4.22.3 During the time that Asymetrix has owned or leased its properties and facilities, there has been no litigation brought or, to the knowledge of Asymetrix, threatened against Asymetrix by, or any settlement reached by Asymetrix with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such properties or facilities.

     4.23  Real Property Holding Corporation Status. Asymetrix and each Merger
           ----------------------------------------
Sub is not and has at no time been a "United States real property holding corporation" within the meaning of Section 897(c) of the Code.

     4.24  Shares Issued in Merger. The Asymetrix Common Stock to be issued to
           -----------------------
the stockholders of CSI in the Merger, when issued by Asymetrix pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, and will have been issued materially in compliance with all registration or qualification requirements (or applicable exemptions therefrom) of applicable federal and state securities laws.

     4.25  Books and Records. The books, records and accounts of Asymetrix (a)
           -----------------
are in all material respects true, complete and correct, (b) have been maintained in accordance with good business practices on a basis consistent with prior years, (c) are stated in reasonable detail and accurately and fairly reflect the material transactions and dispositions of the assets of Asymetrix, and (d) accurately and fairly reflect the basis for the Asymetrix Financial Statements.

     4.26  Certain Dispositions. Asymetrix has no present plan or intention, or
           --------------------
any binding commitment, to dispose, subsequent to the Effective Time, of a quantity of Common Stock of CSI that would cause Asymetrix to lose "control" of Merger Sub within the meaning of Section 368(c) of the Code.

     4.27  Control of Merger Sub. At all times prior to and as of the Effective
           ---------------------
Time, Asymetrix will be in "control" of Merger Sub, as such term is defined in
Section 368(c) of the Code.

5.   CSI PRECLOSING COVENANTS

     During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10 hereof, each of CSI and the Principals covenants and agrees as follows:

     5.1  Advice of Changes. CSI will, and the Principals will cause CSI to,
          -----------------
promptly advise Asymetrix in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of CSI or the Principals contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (b) of any change in the business, results of operations or financial condition of CSI that could reasonably be expected to have a Material Adverse Effect.

     5.2  Conduct of Business. CSI will, and the Principals will cause CSI to,
          -------------------
continue to conduct its business and use commercially reasonable efforts to maintain its business relationships in the ordinary and usual course and will not, and each of the Principals will cause CSI not to, without the prior written consent of Asymetrix (other than actions required by this Agreement, as required by law or in connection with the performance of agreements disclosed in the CSI Schedule of Exceptions):

          (a)  borrow any money;

          (b) enter into any transaction not in the ordinary course of business or which involves an expense or capital commitment by CSI in excess of $25,000, or which obligates CSI for a period exceeding six months;

          (c) encumber or permit to be encumbered any of its assets or grant liens therein;

          (d) dispose of any portion of any of the assets of CSI with a value exceeding $10,000 (other than in the ordinary course of business);

          (e) enter into any lease or contract for the purchase or sale of any property, real or personal, except in the ordinary course of business consistent with past practice;

          (f) fail to maintain any of the equipment and other assets of CSI in good working condition and repair according to the standards CSI has maintained to the date of this Agreement, subject only to ordinary wear and tear;

          (g) pay any bonus, royalty, increased salary or special remuneration to any officer, employee or consultant or agree to same or enter into any new employment, severance, "golden parachute" or consulting agreement with any such person;

          (h)  change accounting methods;

          (i) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

          (j) amend or terminate any contract, agreement or license to which CSI is a party except those amended or terminated in the ordinary course of business consistent with past practice, and which are not material in amount or effect;

          (k) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice;

          (l) guarantee or act as a surety for any obligation except for the endorsement of checks and other negotiable instruments in the ordinary course of business consistent with past practice;

          (m) waive or release any material right or claim except in the ordinary course of business consistent with past practice;

          (n) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or affecting any other of its securities;

          (o)  merge, consolidate or reorganize with, or acquire any entity;

          (p)  amend its Certificate of Incorporation or Bylaws;

          (q)  issue or sell any shares of its capital stock of any class;

          (r) license any of its technology or intellectual property except in the ordinary course of business consistent with past practice;

          (s) agree to any audit assessment by any tax authority (unless the amount thereof is not material or has been adequately accrued or reserved on the CSI Financial Statements) or file any federal or state income or franchise tax return unless (i) the amount payable with respect thereto is not material or has been adequately accrued or reserved on the CSI Financial Statements or (ii) copies of such returns have been delivered to Asymetrix for its review and approved by Asymetrix prior to filing;

          (t) change any insurance coverage or issue any certificates of insurance except as is routinely done in the ordinary course of business of CSI;

          (u)  hire any employee or consultant;

          (v)  adopt or amend any employee benefit plan;

          (w) enter into any contracts for the sale of advertising in an amount exceeding $10,000 or for longer than 30 days; or

          (x) agree to do any of the things described in the preceding clauses 5.2(a) through (w).

     5.3  Regulatory Approvals. CSI will, and the Principals will cause CSI to,
          --------------------
execute and file, or join in the execution and filing, of any application or other document that may be required to be filed by it in order to obtain the authorization, approval or consent of any governmental body (federal, state, local or foreign) which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement. CSI will, and the Principals will cause CSI to, use its best efforts to obtain all such authorizations, approvals and consents.

     5.4  Necessary Consents. CSI will, and the Principals shall cause CSI to,
          ------------------
use commercially reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate in addition to those set forth in Section 5.3 (including, without limitation those consents set forth on Schedule 9.6) to allow the consummation of the transactions contemplated hereby and to allow Asymetrix to carry on CSI's business after the Closing.

     5.5  Litigation. CSI and the Principals will notify Asymetrix in writing
          ----------
promptly after learning of any actions, suits, proceedings or investigations by or before any court, board or governmental agency, initiated by or against CSI, or known by CSI or the Principals to be threatened against CSI.

     5.6  No Other Negotiations. Unless required to do so by applicable law,
          ---------------------
from the date hereof until the earlier of the termination of this Agreement or consummation of the Merger, CSI will not, and the Principals will not permit CSI to, and will not authorize any officer or director of CSI or any other person on its behalf to, directly or indirectly, solicit, encourage, negotiate or accept any offer from any party concerning the possible disposition of all or any substantial portion of CSI's business, assets or capital stock by merger, sale or any other means or any other transaction that would involve a change in control of CSI, or any transaction in which CSI contemplates issuing equity or debt securities. CSI and the Principals will promptly notify Asymetrix in writing of any third party inquiries or proposals.

     5.7  Access to Information. Until the Closing, each of CSI and the
          ---------------------
Principals will allow Asymetrix and its agents reasonable access to the files, books, records and offices of CSI, including, without limitation, any and all information relating to CSI's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property (including its intellectual property) and financial condition. CSI will and the Principals will cause CSI's accountants to cooperate with Asymetrix and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

     5.8  Satisfaction of Conditions Precedent. CSI and each of the Principals
          ------------------------------------
will use its or his or her commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 9, and each such person will use its or his commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties (including without limitation, those third parties described in Section 9.6) and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on their part in order to effect the transactions contemplated hereby. CSI and the Principals will promptly notify Asymetrix in writing of any failure or inability to comply fully with this Section.

     5.9  Blue Sky Laws. CSI and the Principals will cooperate with Asymetrix in
          -------------
connection with Asymetrix's efforts to comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

6.   ASYMETRIX PRECLOSING COVENANTS

     During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement pursuant to Section 10 hereof, Asymetrix and Merger Sub covenant and agree as follows:

     6.1  Advice of Changes; Conduct of Business. Asymetrix and Merger Sub will
          --------------------------------------
promptly advise CSI in writing (a) of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Asymetrix or Merger Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect; or (b) of any material adverse change in the business, results of operations or financial condition of Asymetrix. Asymetrix will use commercially reasonable efforts to continue to conduct its business and maintain its business relationships in the ordinary and usual course and will not, without the prior written consent of CSI (other than action required by this Agreement, as required by law or in connection with the performance of agreements, arrangements or pending transactions disclosed in the Asymetrix Schedule of Exceptions);

          (a) enter into any material transaction not in the ordinary course of business other than as otherwise permitted elsewhere in this Section 6.1;

          (b) declare, set aside or pay any material cash or stock dividend or other material distribution in respect of capital stock, or redeem or otherwise acquire any material portion of its capital stock other than in connection with a possible reverse stock split or share combination;

          (c) dispose of (including by license), whether to a third party, a partially or wholly-owned subsidiary or otherwise, any substantial portion of its assets (other than in the ordinary course of business);

          (d) encumber or permit to be encumbered in any material respect a substantial portion of its assets or grant liens thereon;

          (e) issue or sell a material number of shares of its capital stock of any class (except upon the exercise of an option to purchase Asymetrix held by Asymetrix employees or upon conversion of outstanding Class B Stock) or any other of its securities, or issue or create any material warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock other than employee stock options or in connection with an acquisition of another entity or an underwritten public offering of its capital stock; or

          (f) except in connection with a possible reincorporation in Delaware, merge, consolidate or reorganize with any entity if Asymetrix does not survive such merger, consolidation or reorganization.

     6.2  Regulatory Approvals. Asymetrix and Merger Sub will execute and file,
          --------------------
or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required, in connection with the consummation of the transactions contemplated by this Agreement. Asymetrix will use its best efforts to obtain all such authorizations, approvals and consents.

     6.3  Satisfaction of Conditions Precedent. Each of Asymetrix and Merger Sub
          ------------------------------------
will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Section 8, and each of Asymetrix and Merger Sub will use its commercially reasonable efforts to cause the transactions contemplated by this Agreement to be consummated and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

     6.4  Blue Sky Laws. Asymetrix shall take such steps as may be necessary to
          -------------
comply with the securities and Blue Sky laws of all jurisdictions which are applicable in connection with the Merger.

     6.5  Access to Information. Until the Closing, Asymetrix will allow CSI and
          ---------------------
their respective agents reasonable access to the files, books, records and offices of Asymetrix, including, without limitation, any and all information relating to Asymetrix's taxes, commitments, contracts, leases, licenses, and real, personal and intangible property (including its intellectual property) and financial condition. Asymetrix will cause its accountants to cooperate with CSI and its agents in making available all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

7.   CLOSING MATTERS

     7.1  The Closing. Subject to termination of this Agreement as provided in
          -----------
Section 10 below, the Closing will take place at the offices of Asymetrix in Bellevue, Washington on or before December 31, 1997, or, if all conditions to closing have not been satisfied or waived by such date, such other place, time and date as CSI and Asymetrix may mutually select (the "Closing Date").
                                                        ------------
Concurrently with the Closing, the Articles of Merger will be filed in the office of the Texas Secretary of State.

     7.2  Exchange of Certificates.
          ------------------------

          7.2.1 As of the Effective Time, all shares of CSI Common Stock that are outstanding immediately prior thereto will, by virtue of the Merger and without further action, cease to exist and will be converted into the right to receive from Asymetrix the number of shares of Asymetrix Common Stock determined as set forth in Section 2.1, subject to Section 2.2.

          7.2.2 As soon as practicable after the Effective Time, each holder of shares of CSI Common Stock will surrender the certificate(s) for such shares (the "Certificates"), duly endorsed as requested by Asymetrix, to Asymetrix for
      ------------
cancellation. Promptly after the Effective Time and receipt of such Certificates, Asymetrix will issue to each tendering holder a certificate for the number of shares of Asymetrix Common Stock to which such holder is entitled pursuant to Section 2.1.

          7.2.3 No dividends or distributions payable to holders of record of Asymetrix Common Stock after the Effective Time will be paid to the holder of any unsurrendered Certificate(s) until the holder of the Certificate(s) surrenders such Certificate(s), or if such certificates are lost, stolen or destroyed, provides an indemnity reasonably acceptable to Asymetrix. Subject to the effect, if any, of applicable escheat and other laws, following surrender of any Certificate, there will be delivered to the person entitled thereto, without interest, the amount of any dividends and distributions therefor paid with respect to Asymetrix Common Stock so withheld as of any date subsequent to the Effective Time and prior to such date of delivery.

          7.2.4 All Asymetrix Common Stock delivered upon the surrender of CSI Common Stock in accordance with the terms hereof will be deemed to have been delivered in full satisfaction of all rights pertaining to such CSI Common Stock. There will be no further registration of transfers on the stock transfer books of CSI or the transfer agent of such CSI Common Stock . If, after the Effective Time, Certificates are presented for any reason, they will be canceled and exchanged as provided in this Section.

          7.2.5 Until certificates representing CSI Common Stock outstanding prior to the Merger are surrendered pursuant to Section 7.2.2 above, such certificates will be deemed, for all purposes, to evidence ownership of the number of shares of Asymetrix Common Stock into which CSI Common Stock will have been converted pursuant to Sections 2.1 hereof.

          7.2.6 Certificates which are not presented to Asymetrix within three years after the Closing shall be canceled and the holder thereof will no longer be entitled to receive any Asymetrix securities in consideration thereof.

8.   CONDITIONS TO OBLIGATIONS OF CSI AND THE PRINCIPALS

     CSI's and the Principals' obligations hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by CSI and the Principals, but only in a writing signed by CSI and the Principals):

     8.1  Accuracy of Representations and Warranties.  The representations
          ------------------------------------------
and warranties of Asymetrix and Merger Sub set forth in Section 4 that are not made as of a specific date shall be true and accurate in all material respects on and as of the date of this Agreement.

     8.2  Covenants.  Each of Asymetrix and Merger Sub shall have performed
          ---------
and complied in all material respects with all of its covenants contained in
Section 6 on or before the Closing, and CSI shall receive a certificate to such effect signed by Asymetrix's Chief Executive Officer and Chief Financial Officer.

     8.3  Compliance with Law.  There shall be no order, decree, or ruling
          -------------------
by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

     8.4  Government Consents.  There shall have been obtained at or prior
          -------------------
to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to, requirements under applicable federal and state securities laws.

     8.5  Opinion of Asymetrix's Counsel.  CSI shall have received an
          ------------------------------
opinion, as to matters described in Exhibit 8.5, from the General Counsel of
                                    -----------
Asymetrix.

     8.6  Registration Rights Agreement.  Asymetrix shall have executed and
          -----------------------------
delivered a registration rights agreement substantially in the form of Exhibit
                                                                       -------
8.6.
---

     8.7  Put Option Agreement.  Asymetrix shall have executed and
          --------------------
delivered a put option agreement in the form of Exhibit 8.7.
                                                -----------

     8.8  Employment Agreements. Asymetrix shall have executed and
          ---------------------
delivered (i) an employment agreement with Cynthia Boyd in the form of Exhibit
                                                                       -------
8.8A (the "Cynthia Boyd Employment Agreement"), (ii) an employment agreement
----       ---------------------------------
with James Boyd in the form of Exhibit 8.8B (the "James Boyd Employment
                               ------------       ---------------------
Agreement").
---------

9.   CONDITIONS TO OBLIGATIONS OF ASYMETRIX AND MERGER SUB

     The obligations of Asymetrix and Merger Sub hereunder are subject to the fulfillment or satisfaction on, and as of the Closing, of each of the following conditions (any one or more of which may be waived by Asymetrix, but only in a writing signed by Asymetrix):

     9.1  Accuracy of Representations and Warranties.  The representations
          ------------------------------------------
and warranties of CSI and the Principals set forth in Section 3 that are not made as of a specific date shall be true and accurate in all material respects on and as of the date of this Agreement.

     9.2  Covenants.  CSI and the Principals shall have performed and
          ---------
complied in all material respects with all of its covenants contained in Section 5 on or before the Closing, and Asymetrix shall receive certificates to such effect executed by the Chief Executive Officer and Chief Financial Officer of CSI and by the Principals.

     9.3  Compliance with Law.  There shall be no order, decree, or ruling
          -------------------
by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

     9.4  Government Consents. There shall have been obtained at or prior
          -------------------
to the Closing Date such permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Merger by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to, requirements under applicable federal and state securities laws.

     9.5  Opinion of Counsel.  Asymetrix shall have received from counsel
          ------------------
to CSI and the Principals, an opinion as to the matters described in Exhibit
                                                                     -------
9.5.
---

     9.6  Consents.  CSI shall have received duly executed copies of all
          --------
material third party consents, approvals, assignments, waivers, authorizations or other certificates contemplated by this Agreement or CSI Schedule of Exceptions or reasonably deemed necessary by Asymetrix's counsel to provide for the continuation in full force and effect of any and all material contracts and leases of CSI (including without limitation, the consents as to Material Contracts hereto and the Customer Agreements) and for CSI and the Principals to consummate the transactions contemplated hereby in form and substance reasonably satisfactory to Asymetrix, except for such consents and approvals thereof as Asymetrix and CSI and the Principals shall have agreed shall not be obtained.

     9.7  No Litigation.  No litigation or proceeding shall be overtly
          -------------
threatened or pending to enjoin or prevent the consummation of any of the transactions contemplated by this Agreement, or which could be reasonably expected to have a Material Adverse Effect.

     9.8  Requisite Approvals.  The principal terms of this Agreement and
          -------------------
the Certificate of Merger shall have been approved and adopted by the holders of all of the CSI Common Stock outstanding, and by a majority of the Board of Directors of CSI.

     9.9  Resignation of Directors.  The directors of CSI in office
          ------------------------
immediately prior to the Effective Time shall have resigned as directors of CSI effective as of the Effective Time.

     9.10 Investment Representation Letter.  Asymetrix shall have received
          --------------------------------
from all of the holders of CSI Common Stock an executed Investment Representation Letter substantially in the form of Exhibit 9.10 hereto.
                                                   ------------

     9.11 Employment Agreements.  Asymetrix shall have received the
          ---------------------
Cynthia Boyd Employment Agreement executed by Cynthia Boyd, the James Boyd Employment Agreement executed by James Boyd.

     9.12 Employees.  CSI shall have still employed, without any currently
          ---------
expressed intent to resign, the number of employees with the job responsibilities as indicated on Schedule 9.13.
                                 -------------

     9.13 Material Agreements. All of the Material Agreements shall be in
          -------------------
full force and effect and will not be subject to termination as a result of the consummation of the Merger.

     9.14 Absence of Material Adverse Changes.  There shall not have been
          -----------------------------------
any material adverse change in the financial conditions, properties, assets, liabilities, business, prospectus or results of operations of CSI.

10.  TERMINATION OF AGREEMENT

     10.1 Termination of Agreement.  Asymetrix on the one hand and CSI and
          ------------------------
the Principals on the other may terminate this Agreement prior to the Effective Time (whether before or after stockholder approval has been obtained) solely as provided below:

          10.1.1 Asymetrix may terminate this Agreement by giving written notice to CSI and the Principals in the event CSI or the Principals is in breach, and CSI and the Principals may terminate this Agreement by giving written notice to Asymetrix in the event Asymetrix is in breach, of any material representation, warranty, or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

          10.1.2 Asymetrix may terminate this Agreement by giving written notice to CSI and the Principals if the Closing shall not have occurred on or before December 31, 1997 by reason of the failure of any condition precedent under Section 9 hereof (unless the failure results primarily for a breach by Asymetrix of any representation, warranty or covenant contained in this Agreement); or

          10.1.3 CSI and the Principals may terminate this Agreement by giving written notice to Asymetrix if the Closing shall not have occurred on or before December 31, 1997 by reason of the failure of any condition precedent under
Section 8 hereof (unless the failure results primarily from a breach by CSI or the Principals of any representation, warranty or covenant contained in this Agreement made by him or it).

     10.2 No Liability.  Any termination of this Agreement pursuant to
          ------------
this Section 10 will be without further obligation or liability upon any party in favor of the other party hereto other than the obligations provided in Sections 11.2, 12.8 and 12.16 and in the Letter of Intent between Asymetrix and CSI dated December 10, 1997, other than any liability of any party for breaches of this Agreement, which will survive termination of this Agreement. CSI and the Principals on the one hand and Asymetrix on the other will use their best efforts to cause the Merger to be consummated.

11. SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

     11.1 Survival of Representations. All representations, warranties and
          ---------------------------
covenants of CSI, the Principals and Asymetrix contained in this Agreement will survive the Effective Time and remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of (a) the termination of this Agreement or (b) three (3) years after the Closing Date, whereupon such representations, warranties and covenants will expire (except for covenants that by their terms survive for a longer period); provided, however, that representations, warranties and covenants involving intentional fraud or willful misconduct shall survive the Closing without the limitations of subsections (a) or (b) above.
The period of such survival shall be referred to herein as the "Survival
                                                                --------
Period."
------

     11.2 Agreement to Indemnify.
          ----------------------

          11.2.1 Subject to the limitations set forth in this Section 11, the Principals (during the time period specified below) indemnify Asymetrix and the surviving corporations of the Merger (the "Asymetrix Indemnified Persons") in
                                           -----------------------------
respect of, and hold the Asymetrix Indemnified Persons harmless against, any and all claims, demands, actions, causes of actions, losses, costs, damages, liabilities and expenses including, without limitation, reasonable legal fees (hereinafter referred to as "Damages"):
                             -------

                  (a) arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by CSI or the Principals in this Agreement (including any Schedule or Exhibit hereto) which indemnity shall survive for the time period specified in Section 11.1;

                  (b) resulting from any failure of any of the Principals to have good, valid and marketable title to the issued and outstanding CSI Common Stock held by such stockholders, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever, which indemnity shall survive for a three year period; or

                  (c) arising out of, related to, in connection with or otherwise resulting from any Prior Agreement whatsoever, which indemnity shall survive for a three year period. For purposes of the foregoing, "Prior
                                 -------------------------------------
Agreements" means (i) all consulting, development or similar agreement under
-----------------
which CSI has provided any training, documentation, placements, advice, consulting services or other products and services to a customer of CSI (which agreements are not Current Service Agreements), and (ii) all contracts for the sale, provision or manufacture of products (including computer software), material or supplies (which agreements are not Current Sales Agreements).

          The Principals' maximum aggregate liability under paragraphs (a), (b) and (c) of this subsection 11.2.1 shall be $3,000,000 (the "Cap"), provided,
                                                            ---
however, that any indemnification obligations arising under this subsection
11.2.1 which result from intentional fraud or willful miscount shall be excluded from the calculation of the Cap and the Cap shall not otherwise apply to any indemnification obligations arising under this subsection
11.2.1 which result from intentional fraud or willful misconduct.

          11.2.2  The indemnification provided for in paragraphs (a), (b) and
(c) of subsection 11.2.1 shall not apply unless and until the aggregate Damages for which one or more Asymetrix Indemnified Persons seeks indemnification under such paragraphs (a), (b) and (c), exclusive of legal fees, exceeds $150,000 (the "Basket") and then only to the extent that aggregate Damages exceed the Basket.
 ------
Asymetrix will use its best efforts to obtain recoveries under all applicable insurance policies for all Damages. Except for intentional fraud or willful misconduct, the remedies set forth in this Section shall be the exclusive remedies of the Asymetrix Indemnified Persons against any of the Principals.

          11.2.3 Subject to the limitations set forth in this Section 11, Asymetrix will indemnify and hold harmless the Principals (collectively, the "CSI Indemnified Persons") from and against any and all Damages:
------------------------

          (a) arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties and covenants given or made by Asymetrix in this Agreement or in any certificate, document or instrument delivered by or on behalf of Asymetrix pursuant hereto; or

          (b) resulting from any failure on the part of Asymetrix to issue to the Principals good, valid and marketable title to the Asymetrix Common Stock as provided in this Agreement, free and clear of all liens, claims, pledges, options, adverse claims, assessments or charges of any nature whatsoever.

          Asymetrix's maximum aggregate liability under paragraphs (a) and
(b) of this subsection 11.2.3 shall be $3,000,000.

          11.2.4 Any Asymetrix Indemnified Person or any CSI Indemnified Person seeking indemnification hereunder shall give prompt written notification to the Principals (in the case of indemnification sought by the Asymetrix Indemnified Person) or to Asymetrix (in the case of indemnification sought by a CSI Indemnified Person) (as applicable, the "Indemnification Representative") of the
                                         ------------------------------
commencement of any action, suit or proceeding relating to a third party claim for which indemnification pursuant to this Section 11 may be sought; provided, however, that no delay on the part of the Indemnified Person in providing such notice shall relieve the Principals or Asymetrix, as the case may be, of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnification Representative may, upon written notice thereof to the Indemnified Person, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Person, provided that the Indemnification Representative acknowledges in writing to the Indemnified Person that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Person in connection with such action, suit or proceeding constitute Damages for which the Indemnified Person shall be entitled to indemnification pursuant to this Section
11. If the Indemnification Representative does not so assume control of such defense, the Indemnified Person shall control such defense. The party not controlling such defense may participate therein at its own expense; provided that if the Indemnification Representative assumes control of such defense and the Indemnified Person reasonably concludes that the indemnifying parties and the Indemnified Person have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Person shall be considered "Damage" for purposes of this Agreement. The party controlling such defense shall keep the other party advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other party with respect thereto. The Indemnified Person shall not agree to any settlement of such action, suit or proceeding without the prior written consent of the Indemnification Representative.

          11.2.5  Treatment of Indemnity Payments.  Any payment made to an
                  -------------------------------
Indemnified Person pursuant to this Section 11 shall be treated as a reduction in the merger consideration.

     11.3 Employee Stock Options.  Asymetrix shall take all action necessary to
          ----------------------
reserve for issuance under the Asymetrix Option Plan, and as soon as reasonably practicable following the Closing, grant Asymetrix Options to purchase the number of shares of Asymetrix Common Stock as set forth on Schedule 11.3 to
                                                           -------------
employees of CSI who become Asymetrix employees, with the vesting schedule for awards as set forth on such Schedule. The recipients of options and the number of options received by each such recipient with respect to the options designated "as specified by CSI management" shall be determined in the sole discretion of the Principals.

12.  MISCELLANEOUS

     12.1 Governing Law.  The internal laws of the State of Washington
          -------------
(irrespective of its conflict of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     12.2 Assignment; Binding Upon Successors and Assigns.  Neither party hereto
          -----------------------------------------------
may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto and any attempt to do so will be void. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     12.3 Severability.  If any provision of this Agreement, or the application
          ------------
thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     12.4 Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories. Facsimile copies of such counterparts are acceptable.

     12.5 Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     12.6 Amendment and Waivers.  Any term or provision of this Agreement may be
          ---------------------
amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the stockholders of CSI but, after such approval, no amendment will be made which by applicable law requires the further approval of the stockholders of CSI obtaining such further approval.

     12.7 No Waiver.  The failure of any party to enforce any of the provisions
          ---------
hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

     12.8 Expenses.  Each party will bear its respective expenses and fees of
          --------
its own accountants, attorneys and other professionals incurred with respect to this Agreement and the transactions contemplated hereby.

     12.9 Attorneys' Fees.  Should suit be brought to enforce or interpret any
          ---------------
part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit, reasonable attorneys' fees to be fixed by the court (including without limitation, costs, expenses and fees on any appeal). The prevailing party will be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

     12.10  Notices.  Any notice or other communication required or permitted to
            -------
be given under this Agreement will be in writing, will be delivered personally, by registered or certified mail, postage prepaid, by confirmed facsimile or by nationally recognized courier service, and will be deemed given upon delivery, if delivered personally, or five days after deposit in the mails, if mailed, or upon receipt if delivered by confirmed facsimile or by nationally recognized courier service, to the following addresses:

          (i)  If to Asymetrix:
               ---------------

               Asymetrix Learning Systems, Inc.
               110 110th Avenue NE, Suite 700
               Bellevue, WA  98004
               Facsimile:  (206) 637-1540
               Attention:  General Counsel

               With a copy to:
               --------------

               Mark C. Stevens, Esq.
               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, CA  94306
               Facsimile:  (650) 494-1417

          (ii) If to CSI or the Principals:
               ---------------------------
               1300 Summit
               Suite 516
               Fort Worth, Texas  76102

               With a copy to:
               --------------
               Cassell & Stone LLP
               5956 Sherry Lane
               Suite 1400
               Dallas, Texas  75225


               Facsimile: 214-696-0377
               Attention:  Bill Stone, Esq.

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 12.10.

     12.11  Construction of Agreement.  This Agreement has been negotiated by
            -------------------------
the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an exhibit will mean a Section in, or exhibit to, this Agreement unless otherwise explicitly set forth. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement which will be considered as a whole.

     12.12  No Joint Venture.  Nothing contained in this Agreement will be
            ----------------
deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

     12.13  Further Assurances.  Each party agrees to cooperate fully with the
            ------------------
other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     12.14  Absence of Third Party Beneficiary Rights.  No provisions of this
            -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

     12.15  Public Announcement.  Upon execution of the Agreement by all
            -------------------
parties, and until the consummation of the Merger, all press releases and other public communications shall be made by the parties only with the mutual consent of the Principals, CSI and Asymetrix.

     12.16  Confidentiality.  Asymetrix, CSI and the Principals each recognize
            ---------------
that they have received and will receive confidential information concerning the other during the course of the negotiations and preparations for the Merger. Accordingly, each party agrees (a) to use its respective best efforts to prevent the unauthorized disclosure of any confidential information concerning the other that was or is disclosed during the course of such negotiations and preparations, and is clearly designated in writing as confidential at the time of disclosure, and (b) to not make use of or permit to be used any such confidential information other than for the purpose of effectuating the Merger and related transactions. The obligations of this Section will not apply to information that (i) is or becomes part of the public domain, (ii) is disclosed by the disclosing party to third parties without restrictions on disclosure,
(iii) is received by the receiving party from a third party without breach of a nondisclosure obligation to the other party or (iv) is required to be disclosed by law. If this Agreement is terminated, all copies of documents containing confidential information shall be returned by the receiving party to the disclosing party. Notwithstanding Section 12.17, this provision does not supersede or replace any other confidentiality or non-disclosure agreement between the parties, all of which shall remain in full force an effect in accordance with their terms.

     12.17  Entire Agreement.  This Agreement and the exhibits hereto constitute
            ----------------
the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

"Asymetrix"                           "CSI"
Asymetrix Learning Systems, Inc.      Communication Strategies, Incorporated

By: /s/ J. Billmaier                  By: /s/ Cynthia Q. Boyd
   ------------------------------        ---------------------------------
Name: J. Billmaier                    Name:  Cynthia Q. Boyd
     ----------------------------          -------------------------------
Its: CEO                              Its: President
    -----------------------------         --------------------------------

"Merger Sub"                          "Principals"

Asymetrix Acquisition Corp.

By: /s/ J. Billmaier                  /s/ Cynthia Q. Boyd
   ------------------------------     ------------------------------------
                                      Cynthia Boyd
Name: J. Billmaier
     ----------------------------     /s/ James Boyd
Its: President                        ------------------------------------
    -----------------------------     James Boyd



           [SIGNATURE PAGE FOR AGREEMENT AND PLAN OF REORGANIZATION]

LIST OF EXHIBITS AND SCHEDULES
------------------------------

Exhibit A      Certificate of Merger

Exhibit 2.9A   Asymetrix Officers' Certificate

Exhibit 2.9B   CSI Officers' Certificate

Exhibit 3.0    CSI Schedule of Exceptions

Exhibit 4.0    Asymetrix Schedule of Exceptions

Exhibit 8.5    Form of Opinion of General Counsel of Asymetrix

Exhibit 8.6    Registration Rights Agreement

Exhibit 8.7    Put Option Agreement

Exhibit 8.8A   Cynthia Boyd Employment Agreement

Exhibit 8.8B   James Boyd Employment Agreement

Exhibit 9.5    Form of Opinion of Counsel to CSI and Principals

Exhibit 9.10   Investment Representation Letter

Schedule 9.12  CSI Employees

Schedule 11.3  Stock Options

                                 Schedule 11.3

                            Asymetrix Option Grants
                            -----------------------


                                               Exercise
          Grantee            Number of Shares   Price                  Vesting
          -------            ----------------  --------                -------
Cynthia Boyd                       15,000        5.75    standard Asymetrix vesting schedule*

James Boyd                         15,000        5.75    standard Asymetrix vesting schedule*

Scott Engle                        21,300        5.75    immediately exercisable

Scott Engle                        25,000        8.75    standard Asymetrix vesting schedule*

as specified by CSI                33,333        5.75    immediately exercisable
management

as specified by CSI               125,000       11.75    standard Asymetrix vesting schedule*
management

*Vesting beginning on the Closing Date

                Form of Opinion of General Counsel of Asymetrix




          1. Asymetrix was incorporated, exists and is good standing under the laws of the State of Washington. For purposes of rendering the opinion set forth in this Section 1 I have relied solely on the Certificate of Existence/Authorization from the Washington Secretary of State described in Attachment 1.

          2. Asymetrix has the corporate right, power and authority to execute and deliver the Reorganization Agreement and each Asymetrix Ancillary Agreement to which it is a party and to carry out the transactions contemplated thereunder.

          3. The Reorganization Agreement and each Asymetrix Ancillary Agreement to which Asymetrix is a party have been duly authorized, executed and delivered by Asymetrix, and constitute the enforceable obligations of Asymetrix.

          4. To my knowledge, no consents, permits, licenses or authorizations by, or registrations or filings with, the State of Washington are required to be obtained by Asymetrix for the execution, delivery or performance by Asymetrix of the Reorganization Agreement or the Asymetrix Ancillary Agreements to which it is a party, except such as have been obtained or made, except for the filing of a Form D with respect to the issuance of the Asymetrix Merger Stock in the Mergers and except for filings made under applicable securities laws.

          5. The authorized capital stock of Asymetrix consists of 40,000,000 shares of Asymetrix Common Stock, $0.01 par value, 8,335,118 of which are outstanding, and 5,000,000 shares of Class B Stock, $0.01 par value, of which 50,000 shares are designated as Series 1 Class B Stock, 37,500 shares of which are outstanding, of which 388,395 shares are designated as Series A Stock, all of which are outstanding, of which 388,395 shares are designated as Series B Stock, all of which are outstanding, of which 2,500,000 shares are designated as Series 4 Class B Stock, 2,383,894 shares of which are outstanding, and of which 1,512,500 shares are designated as Series 5 Class B Stock, none of which are outstanding.

          6. The shares of Asymetrix Common Stock that are issuable upon, and in exchange for, the outstanding shares of Common Stock of CSI in the Mergers, when so issued in accordance with the terms and conditions of the Reorganization Agreement, will be duly and validly issued, fully paid and non-assessable.

          7. Neither the execution nor the delivery by Asymetrix of the Reorganization Agreement or any Asymetrix Ancillary Agreement to which it is a party, nor the consummation of the transactions provided for therein, are in conflict with any provision of: (a) the Articles of Incorporation or Bylaws of Asymetrix, as applicable, as currently in effect or (b) to my knowledge, any judgment, order or decree of any court or arbitrator to which Asymetrix is a party or is subject.

                              PUT OPTION AGREEMENT

     This Put Option Agreement (this "Agreement") is made as of December 22,
                                      ---------
1997 (the "Effective Date"), between Asymetix Learning Systems, Inc., a
           --------------
Washington corporation ("Asymetrix"), and each of Cynthia Boyd and James Boyd
                         ---------
(collectively the "Optionees" and each individually an "Optionee").
                   ---------                            --------

                                    RECITALS

     A. On the date hereof, pursuant to that certain Agreement and Plan of Reorganization dated of even date herewith (the "Reorganization Agreement") by
                                                 ------------------------
and among Asymetrix, Asymetrix Acquisition Corp., a Texas corporation and wholly-owned subsidiary of Asymetrix, Communication Strategies, Inc., a Texas corporation, and Cynthia Boyd and James Boyd, Asymetrix has issued 733,591 shares of Common Stock of Asymetrix, $0.01 par value ("Common Stock").
                                                       ------------

     B. Asymetrix has agreed to grant each Optionee an option to require Asymetrix to repurchase a portion of such Optionee's Common Stock upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1.   PUT OPTION.

          1.1  Grant of Put Option; Exercise Price.  Subject to the terms and
               -----------------------------------
conditions herein set forth, each Optionee is hereby granted the right (the "Put
                                                                             ---
Option") to require Asymetrix to repurchase up to an aggregate of the number of
------
shares of such Optionee's Common Stock set forth next to the name of the Optionee on Exhibit A (the "Option Shares") at an exercise price equal to $11.75
            ---------       -------------
per share (the "Put Exercise Price"), without interest, upon exercise of such
                ------------------
Put Option, payable by Asymetrix in cash, wire transfers, cancellation of indebtedness or a combination of the foregoing. The number of Option Shares and the per share Put Exercise Price shall be subject to adjustment as provided in
Section 2.

          1.2  Exercise of Put Option.
               ----------------------

               (a) The Put Option shall be exercisable if and only if Asymetrix fails to close the initial public offering of Common Stock of Asymetrix at an aggregate offering price to the public of not less than $10,000,000 pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, on or prior to June 30, 1998.

               (b) The Put Option shall be exercisable by an Optionee only by delivery to Asymetrix of a completed and fully executed Put Option Subscription Form (in the form attached hereto as Exhibit B
                                     ---------

               (c) The closing of the repurchase shall take place at the offices of Asymetrix (or such other location as the parties shall mutually agree) on such date as the parties shall mutually agree that is no later than the 30/th/ days after the date notice is given pursuant to the Put Option Subscription Form; provided, however, that if the parties cannot agree regarding the date of closing, the closing shall occur on such 30th day (or if such 30/th/ day is a Saturday , Sunday or legal holiday the closing shall take place on the next day that is not a Saturday , Sunday or legal holiday). At the closing, the exercising Optionee shall deliver to Asymetrix and a certificate representing the Option Shares for cancellation, duly endorsed in blank by such Optionee, or having attached thereto an assignment separate from certificate (in the form attached hereto as Exhibit C) duly executed by such Optionee, and upon receipt
                   ---------
thereof Asymetrix shall effect payment to the Optionee. The Put Option shall be deemed to have been exercised immediately prior to the close of business on the date of surrender of the Put Option Subscription Form for exercise as provided in Section1.2(b). To the extent that the certificates surrendered by an Optionee represent a greater number of shares than the Option Shares with respect to which the Put Option was exercised, Asymetrix shall issue to such Optionee a certificate representing the shares represented by the original certificate that were not Option Shares with respect to which the Put Option was exercised.

          1.3  No Assignment.  This Put Option shall not be assignable or
               -------------
transferable by the Optionees, except by testamentary bequest or otherwise in connection with the Optionees' estate planning. Except as provided herein, Optionees may not sell, assign, transfer, hypothecate, pledge or otherwise encumber, in any manner, the Put Option or their rights under this Agreement. Any attempt to sell, assign, transfer, hypothecate, pledge or otherwise encumber this Agreement or any interest therein and any levy of execution, attachment, or similar process on such securities or property shall be null and void. Subject to the foregoing, this Agreement shall be binding on and inure to the benefit of the heirs, executors, and personal representatives of the Optionees.

          1.4  Termination.  The Put Option shall terminate in full with respect
               -----------
to any Optionee, to the extent not previously exercised, upon the earlier of (i) the date such Optionee (or a transferee pursuant to Section 1.3) no longer holds any shares of Asymetrix Common Stock, (ii) the closing of the initial public offering of Common Stock of Asymetrix at an aggregate offering price to the public of not less than $10,000,000 pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, or (iii) failure to deliver to Asymetrix the fully executed Put Option Subscription Form by July 31, 1998.

          1.5  Rescission Right on Merger if Put Option not Honored.
               ----------------------------------------------------

               (a) If (i) the Put Option becomes exercisable in accordance with this Agreement, (ii) all Optionees exercise the Put Option with respect to all of such Optionees'

Option Shares and (iii) Asymetrix fails for any reason to repurchase such Option Shares in accordance with this Agreement, then the Optionees shall have the right to rescind the merger transactions accomplished pursuant to the Reorganization Agreement (the "Rescission"). The parties intend that the Rescission will be accomplished in a tax-free share exchange, merger or other similar transaction pursuant to which Asymetrix would receive all of the shares of Asymetrix Common Stock held by the Optionees and the Optionees would receive all of the shares of CSI Common Stock held by Asymetrix. At the time of the Rescission, all unexercised options to purchase shares of Asymetrix Common Stock held by employees of CSI shall terminate. Following the Rescission, CSI will have no liability for the business or conduct of Asymetrix occurring before or after the Rescission and Asymetrix will have no liability for the business or conduct of CSI occurring before or after the Rescission. Nothing contained herein shall relieve Asymetrix of its obligation to repurchase the Option Shares upon proper exercise of the Put Option.

              (b) To enable the Rescission to be accomplished in an efficient manner, Asymetrix agrees that, until termination of the Put Option pursuant to
Section 1.4, (i) Asymetrix will continue to maintain CSI as a separate corporate entity and shall continue to conduct the business of CSI as a separate business unit, (ii) all contracts for work to be performed by CSI shall be executed in the name of CSI, (iii) except as otherwise contemplated by the Reorganization Agreement, no assets of CSI, including new receivables, will be distributed from CSI without the prior consent of the Optionees, and (iv) Asymetrix will not sell, transfer, encumber or otherwise assign any interest in the CSI Common Stock.

              (c) The parties acknowledge that the foregoing is a statement of their intentions, and that all of the details of the Rescission and the conduct of CSI's business prior to the termination of the Put Option cannot be specified with particularity. Accordingly, prior to the termination of the Put Option, each party will act in good faith in a manner consistent with intentions set forth in this Section 1.5, and each will cooperate with the other and use all commercially reasonable efforts to maintain CSI as a separate business unit and to effectuate the Rescission in accordance with this Section 1.5.

     2.   CHANGE IN CAPITAL STRUCTURE.

     The number and type of shares transferable by an Optionee upon exercise of the Put Option and the per share Put Exercise Price shall be equitably adjusted in the event of any stock split, combination, stock dividend or recapitalization, or conversion or exchange for other securities or property as a result of a merger, sale, liquidation or reorganization of Asymetrix, or other similar change in capital structure of Asymetrix. Nothing in this Section, or elsewhere in this Agreement, however, shall have the effect of altering the aggregate Put Exercise Price payable to an Optionee upon exercise of the Put Option.

     3.   SECURITIES LAWS.

     The Optionees will fully cooperate with Asymetrix in obtaining the benefit of such exemptions from state and federal securities laws as Asymetrix or its counsel shall determine are appropriate in order to effectuate the repurchase of the Option Shares pursuant to the exercise of the Put Option.

     4.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE OPTIONEE.

          4.1  Ownership of Option Shares; No Conflicts. Each of Optionees
               ----------------------------------------
represents and warrants as of this date, and covenants for the period beginning on this date and ending on the termination of this Agreement pursuant to Section 1.4, that (i) the Optionee has and will have the right to enter into this Agreement, to transfer to Asymetrix all or any part of such Optionee's Option Shares free and clear of any lien, claim, encumbrance or restriction of any type or nature whatsoever (other than restrictions on resale that may arise under applicable federal and state securities laws); (ii) such Optionee's Option Shares are not and will not be subject to any right of first refusal, right of repurchase or any similar right granted to, or retained by, any shareholder of Asymetrix or any other person; and (iii) there is no provision of any existing agreement, and the Optionee will not enter into an agreement, by which the Optionee is or would be bound (or to which the Optionee is or would become subject) that conflicts or would conflict with this Agreement or the performance of the Optionee's obligations under this Agreement.

          4.2  Further Assurances.  Upon the reasonable request of Asymetrix,
               ------------------
the Optionee will prepare, execute and deliver any further instruments and do any further acts that may be necessary to carry out more effectively the purpose of this Agreement.

     4A.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF ASYMETRIX.

          4A.1 Authorization.  Asymetrix has the corporate right, power, legal
               -------------
capacity and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly and validly approved and authorized by all necessary corporate action on the part of Asymetrix.

          4A.2 Solvency.  As of the date hereof, Asymetrix's repurchase of all
               --------
of the Option Shares from the Optionees and the payment to the Optionees of the aggregate Option Exercise Price would not cause Asymetrix to become insolvent.

     5.   GENERAL PROVISIONS

          5.1  Amendment of Rights.  Any provision of this Agreement may be
               -------------------
amended only with the written consent of the Company and the Optionees. Any amendment or waiver effected in accordance with this Section 5.1 shall be binding upon each Optionee, any permitted successor or assignee of the Optionees and the Company

          5.2  Governing Law.  The internal laws of the State of Washington
               -------------
(irrespective of its conflict of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto. The parties agree that the venue of any action to enforce this Agreement shall be in the state or federal courts located in King County, Washington.

          5.3  Severability.  If any provision of this Agreement, or the
               ------------
application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

          5.4  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all parties reflected hereon as signatories. Facsimile copies of such counterparts are acceptable.

          5.5  Notices.  Any notice or other communication required or permitted
               -------
to be given under this Agreement will be in writing, will be delivered personally, by registered or certified mail, postage prepaid, by confirmed facsimile or by nationally recognized courier service, and will be deemed given upon delivery, if delivered personally, or five days after deposit in the mails, if mailed, or upon receipt if delivered by confirmed facsimile or nationally recognized courier service to the following addresses:

               (i)  If to Asymetrix:
                    ---------------
                    Asymetrix Learning Systems, Inc.
                    110 110th Avenue NE, Suite 700
                    Bellevue, WA  98004
                    Facsimile:  (425) 637-1540
                    Attention:  General Counsel

                    With a copy to:
                    --------------
                    Mark C. Stevens, Esq.
                    Fenwick & West LLP
                    Two Palo Alto Square
                    Palo Alto, CA  94306
                    Facsimile:  (415) 494-1417

               (ii) If to Shareholders:
                    ------------------
                    To the addresses set forth on Exhibit A hereto
                                                  ---------

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 5.5.

          5.6  Absence of Third Party Beneficiary Rights.  No provisions of this
               -----------------------------------------
Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

          5.7  Entire Agreement.  This Agreement and the exhibits hereto
               ----------------
constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Put Option Agreement the day and year first above written.


ASYMETRIX LEARNING SYSTEMS, INC.         OPTIONEES



Signature:
          --------------------------     ---------------------------
                                         Cynthia Boyd

Name:
     -------------------------------

Title:
      ------------------------------     ---------------------------
                                         James Boyd



[SIGNATURE PAGE TO PUT OPTION AGREEMENT]

                                   EXHIBIT A
                                   ---------

                              LIST OF SHAREHOLDERS


                                                 Number of Shares of
                                                 Asymetrix Common Stock Held
Name and Address                                 ---------------------------
----------------
                                                 Total Shares  Option Shares
                                                 ------------  -------------
Cynthia Boyd                                     550,194       191,490
1300 Summit, Suite 516
Fort Worth, TX  76102

James Boyd                                       183,398        63,830
1300 Summit, Suite 516
Fort Worth, TX  76102


                                   EXHIBIT B
                                   ---------

                          PUT OPTION SUBSCRIPTION FORM

(To be signed only upon exercise of Put Option)

To:  Asymetrix Learning Systems, Inc.

     The undersigned (the "Optionee"), hereby irrevocably elects to exercise the
                           --------
right represented by that Put Option to sell to Asymetrix Learning Systems, Inc., a Washington corporation ("Asymetrix"), _______ shares of Common Stock of
                                 ---------
Asymetrix at an aggregate exercise price of $______ for such shares.






     ------------------------------------
     Signature

     ------------------------------------
     Printed Name

     ------------------------------------
     Date

                                   EXHIBIT C
                                   ---------

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


     FOR VALUE RECEIVED, I, __________________, hereby sell, assign and transfer unto Asymetrix Learning Systems, Inc., a Washington corporation (the "Company"), ________ shares of Common Stock of the Company, standing in my name on the books of the Company represented by Certificate(s) No(s). _____ herewith and do hereby irrevocably constitute and appoint _______________ to transfer said stock on the books of the Company with full power of substitution in the premises.



     ------------------------------------
     Signature

     ------------------------------------
     Printed Name

     ------------------------------------
     Date

     This Assignment Separate from Certificate was executed in conjunction with the terms of a Put Option Agreement dated December __, 1997, and shall not be used in any manner except as provided in such Agreement.

                               December 22, 1997



Asymetrix Learning Systems, Inc.
110 110th Avenue NE, Suite 700
Bellevue, WA  98004

     Re: Agreement and Plan of Reorganization entered into as of December 22, 1997, by and among Asymetrix Learning Systems, Inc., CSI Acquisition Corp., Communication Strategies, Incorporated, and Cynthia Q. Boyd and James P. Boyd

Ladies and Gentlemen:

     This firm has acted as counsel to Communication Strategies, Incorporated, a Texas corporation ("CSI"), and its stockholders, Cynthia Q. Boyd and James P. Boyd (Cynthia Q. Boyd and James P. Boyd are collectively referred to herein as the "Principals") (CSI and the Principals are collectively referred to herein as the "Sellers"), solely in connection with an Agreement and Plan of Reorganization entered into as of December 22, 1997, by and among Asymetrix Learning Systems, Inc., a Washington corporation ("Asymetrix"), Asymetrix Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Asymetrix ("Merger Sub"), CSI, and the Principals (the "Agreement"). This opinion is delivered to you pursuant to Section 9.5 of the Agreement. Capitalized terms used but not otherwise defined herein shall have the definitions assigned to such terms in the Agreement, unless the context requires otherwise.

     In connection with this opinion, we have examined such matters of law and such certificates, documents, and records of public officials and of officials of CSI as we have deemed necessary for purposes of rendering this opinion, including, but not limited to, the following: the Articles of Merger, the Certificate of Merger, the Registration Rights Agreement in the form of Exhibit
8.6 to the Agreement, and the Put Option Agreement in the form of Exhibit 8.7 to the Agreement (collectively, the "Transaction Documents").

     In rendering this opinion, we have made the following assumptions:

     (a) All documents submitted to or reviewed by us are accurate and complete and, if not originals, are true and correct copies of the originals. The signatures on each of such documents by the parties thereto are genuine. Each individual who signed such documents had the legal capacity to do so. All persons who signed such documents on behalf of a corporation were duly authorized to do so, provided that this assumption does not apply to the Sellers with respect to the Transaction Documents.

Asymetrix Learning Systems, Inc.
December 22, 1997
Page 2

     (b) Asymetrix and Merger Sub each has the corporate power and authority to execute and deliver the Transaction Documents and to perform its respective obligations under the Transaction Documents.

     (c) The execution by each of Asymetrix and Merger Sub of the Transaction Documents has been duly authorized by all requisite corporate action, and each of the Transaction Documents has been duly executed and delivered by each of Asymetrix and Merger Sub.

     (d) Each of Transaction Documents constitutes the binding obligation of each of Asymetrix and Merger Sub, enforceable against each of Asymetrix and Merger Sub in accordance with its terms.

     Based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

     1. CSI was incorporated, exists, and is in good standing under the laws of the State of Texas. For purposes of rendering the opinions set forth in this paragraph 1, we have relied solely upon certificates of the Secretary of State of the State of Texas and the Comptroller of Public Accounts of the State of Texas, each dated December 19, 1997.

     2. CSI has the corporate power and authority to execute and deliver the Transaction Documents to which CSI is a party and to carry out the transactions contemplated under the Transaction Documents.

     3. Each of the Transaction Documents has been authorized, executed, and delivered by each Seller that is a party thereto, and constitutes the enforceable obligation of each Seller that is a party thereto.

     4. The execution and delivery of each of the Transaction Documents by each Seller that is a party thereto does not, and the performance of such Transaction Document by such Seller will not, violate any statute or regulation by which such Seller is bound, or the Certificate of Incorporation or Bylaws of CSI.

     5. To our knowledge, the execution and delivery of each of the Transaction Documents by each Seller that is a party thereto does not, and the performance by such Seller of such Transaction Document will not, require the consent or approval of any person that has not been obtained.

     6. To our knowledge, no registration or filing with, or consent, permit, license, or authorization of, any government or agency thereof is required as a result of the execution, delivery, or performance of the Transaction Documents except for those matters that have been registered or filed and except for those consents, permits, licenses, or authorizations that have been obtained.

Asymetrix Learning Systems, Inc.
December 22, 1997
Page 3

     7. The authorized capital stock of CSI consists of 10,000 shares of common stock, par value $1.00 per share. Of such common stock, 1,000 shares are issued and outstanding. To our knowledge, all such outstanding shares are fully paid and nonassessable. To our knowledge, there are no agreements, subscriptions, warrants, calls, or options to which CSI is a party that bind it to issue or sell any capital stock or any securities convertible into or exchangeable for any capital stock. Of such shares, the Principals collectively hold 1,000 shares which are, to our knowledge, free and clear of all claims, liens, pledges, or encumbrances. For purposes of rendering the opinions set forth in the first two sentences of this paragraph 7, we have relied solely upon an officer's certificate of CSI, dated December 22, 1997, a copy of which is attached to this opinion as Exhibit A.
                            ---------

     This opinion is further limited and qualified in all respects as follows:

     1. This opinion is specifically limited to matters of the existing laws of the State of Texas and of the United States of America. We express no opinion as to the applicability of the laws of any other particular jurisdiction to the transactions described in this opinion.

     2. The opinions expressed herein are limited to the extent that (i) general equitable principles limit the availability of equitable remedies, including, but not limited to, the remedies of specific performance, injunctive relief, the appointment of a receiver, and rights of acceleration and (ii) the enforceability of the Credit Documents is limited by applicable bankruptcy, insolvency, fraudulent conveyance, and other debtor relief laws of general applicability; by the rights of the United States under federal tax lien laws, including, without limitation, the Federal Tax Lien Act of 1966, as amended; and by the rights under state commercial law of holders of security interests in goods that become fixtures. We express no opinion as to the availability of certain provisions or remedies set forth in the Credit Documents, if any, relating to (i) self-help remedies, (ii) provisions that purport to establish evidentiary standards for suits or proceedings, (iii) provisions relating to waivers, or (iv) the perfection or priority of any security interest.

     3. This opinion is limited to the legal matters stated herein, and no opinion is implied or may be inferred beyond the legal matters expressly stated herein. Without limiting the foregoing, in rendering the opinions expressed herein, we express no opinion regarding the applicability or effect of or compliance with any federal and state securities laws and regulations; Federal Reserve Board margin regulations; pension and employee benefit laws and regulations; federal and state antitrust and unfair competition laws and regulations, federal and state laws and regulations concerning filing requirements (other than requirements applicable to charter-related documents); compliance with fiduciary duty requirements; the statutes, administrative decisions and rules and regulations of county, municipal and special political subdivisions (whether state-level, regional or otherwise); federal and state tax laws and regulations; federal and state laws and regulations concerning the creation, attachment, perfection, priority or enforcement of a lien or security interest in real or personal property; fraudulent transfer laws; federal and state

Asymetrix Learning Systems, Inc.
December 22, 1997
Page 4

environmental laws and regulations; and federal and state land use and subdivision laws and regulations.

     4. We express no opinion as to the enforceability of any provision in the Transaction Documents allowing Asymetrix, Merger Sub, or both to exercise any rights thereunder without notice to the Sellers.

     5. We note that some of the Transaction Documents provide that they are to be governed by and interpreted in accordance with the law of the State of Washington. For purposes of rendering this opinion only, we have nonetheless assumed that such Transaction Documents will be governed by and interpreted in accordance with the law of the State of Texas, notwithstanding such choice of law provision. We have not undertaken to compare the law of the State of Washington to that of the State of Texas and we express no opinion whatsoever with respect to the law of the State of Washington. Furthermore, we express no opinion whatsoever as to any choice of law or as to any internal substantive rules of law that any court or tribunal may apply to the Transaction Documents or the transactions referred to therein, and we express no opinion whatsoever as to the applicability of the law of any particular jurisdiction to the Transaction Documents or the transactions referred to therein.

     As used herein, the phrases "to our knowledge" or "known to us" or any similar phrase means that the knowledge of this firm is limited to the present personal recollection of our attorneys who have prepared this opinion and who have had actual involvement in the transaction that is the subject of this opinion; and, further, you cannot rely on such attorneys having made any independent verification of, or inquiry with respect to, the facts relevant to this opinion, whether in the general course of our representation of the Sellers or for purposes of rendering this opinion to you.

     This opinion is intended solely for your benefit. It is not to be quoted in whole or in part, disclosed, made available to or relied upon by any other person, firm or entity without our express prior written consent.

     This opinion is based upon our knowledge of the law and the facts as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.


                                 Respectfully submitted,



                                 CASSELL & STONE, L.L.P.

December 22, 1997



Asymetrix Learning Systems, Inc.
110 110th Avenue NE, Suite 700
Bellevue, WA  98004


                        INVESTMENT REPRESENTATION LETTER


     The undersigned holder ("Shareholder") of Common Stock (the "CSI Common Stock") of Communication Strategies Incorporated, a Texas corporation ("CSI"), is acquiring shares of Common Stock of Asymetrix Learning Systems, Inc., a Washington corporation ("Asymetrix") pursuant to that certain Agreement and Plan of Reorganization (the "Plan") dated as of December 22, 1997 by and among Asymetrix, Asymetrix Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Asymetrix ("Merger Sub"), CSI, and Cynthia Boyd and James Boyd, pursuant to which Merger Sub will merge with and into CSI in a reverse triangular merger, with CSI to be the surviving corporation of the merger (the "Merger"), and all of the outstanding Common Stock of CSI will be converted into shares of Asymetrix Common Stock (the "Restricted Securities") pursuant to a private placement effected pursuant to Section 4(2) of the U.S. Securities Act of 1933, as amended (the "Securities Act") and/or Regulation D promulgated thereunder. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Plan.

     In connection with the Merger, Shareholder hereby represents and warrants to Asymetrix as follows:

     (1) Status of Shareholder.   Shareholder is an "accredited investor" within
         ---------------------
the meaning of Regulation D promulgated under the Securities Act. Shareholder has the knowledge and experience in financial and business matters necessary to evaluate and make an informed decision regarding the exchange of Shareholder's shares of CSI Common Stock for the Restricted Securities and to make the investment in the Restricted Securities pursuant to the Merger. Shareholder has the capacity to protect its own interests in connection with the Mergers.

     (2) Plan.  Shareholder acknowledges that Shareholder has received, read and
         ----
understood the Plan.

     (3) Access to Other Information.  Shareholder acknowledges that Asymetrix
         ---------------------------
has made available to Shareholder the opportunity to examine such additional documents and to ask questions of, and receive answers from, Asymetrix and its management concerning, among other things, Asymetrix, its business, financial condition, management, activities and any other information which Shareholder considers relevant, important or material in making the decision to participate in the Mergers and to invest in the Restricted Securities.

     (4) Risks of Investment.  Shareholder acknowledges that the Restricted
         -------------------
Securities involve a degree of risk and is aware of the lack of liquidity of the Restricted Securities. Shareholder appreciates the financial hazards involved in making the investment and understands the tax consequences of investing in the Restricted Securities. Shareholder has not relied on Asymetrix or its counsel for any advice regarding the tax consequences of the Mergers and/or Shareholder's investment in the Restricted Securities.

     (5) Investment Intent.  Shareholder is acquiring the Restricted Securities
         -----------------
in the Mergers for investment purposes for Shareholder's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. Shareholder has no present intention of disposing of the Restricted Securities and no one other than the beneficiaries of Shareholder has any beneficial interest in the Restricted Securities.

     (6) Restricted Securities; Registration Rights.  Shareholder acknowledges
         ------------------------------------------
and understands that the terms of the Mergers have not been reviewed by the Securities and Exchange Commission (the "SEC") or by any state securities authorities, that the Restricted Securities to be received by Shareholder pursuant to the Mergers have not been registered under the Securities Act and constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act ("Rule 144"), and have been issued in reliance on the exemptions for non-public offerings provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder, which exemptions depend upon, among other things, the representations made and information furnished by Shareholder herein, including but not limited to the bona fide nature of Shareholder's investment intent as expressed above. Shareholder and Asymetrix acknowledge that Shareholder has certain "piggyback" registration rights to cause Asymetrix to include such Restricted Securities in a registration statement under the Securities Act, if any such registration statement is filed by Asymetrix and subject to the limitations set forth in the Registration Rights Agreement being entered into by and among the Aimtech Shareholders and Asymetrix pursuant to the Plan and that Asymetrix is not otherwise obligated to register the Restricted Securities to be issued to Shareholder.

     (7) Rule 144.  Shareholder acknowledges that, absent such registration of
         --------
the Restricted Securities, Shareholder will not be able to publicly sell the Restricted Securities until one year after the Effective Time of the Merger. After that date, Shareholder may sell the Restricted Securities in compliance with Rule 144. Shareholder is familiar with the provisions of Rule 144 which permit limited public resales of "restricted securities," subject to the satisfaction of certain conditions regarding the restrictions on the transfer of the Restricted Securities imposed by Rule 144. Shareholder understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act or some other exemption from the registration requirements of the Securities Act will be required in order to enable Shareholder to dispose of the Restricted Securities, and that Shareholder may be required to hold the Restricted Securities for a significant period of time prior to reselling them. Shareholder acknowledges that if it is or becomes an "affiliate" of Asymetrix, then certain restrictions, including volume limits, imposed by Rule 144 will continue to apply to Shareholder beyond the second anniversary of the date on which Shareholder acquires the Restricted Securities.

     (8)  Procedures for Transfer.  Shareholder will not sell, transfer,
          -----------------------
exchange, pledge or otherwise dispose of, or make any offer or agreement relating to any of the foregoing with respect to, any Restricted Securities, or any option, right or other interest with respect to any Restricted Securities, unless: (i) such transaction is permitted pursuant to Rule 144; (ii) counsel representing Shareholder shall have advised Asymetrix in a written opinion letter reasonably satisfactory to Asymetrix and Asymetrix's legal counsel, and upon which Asymetrix and its legal counsel may reasonably rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition of Restricted Securities; or (iii) a registration statement under the Securities Act covering the Restricted Securities proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and be effective under the Securities Act.

     (9)  Legends.  Shareholder also understands and agrees that there will be
          -------
placed on the certificates evidencing the ownership of the Restricted Securities, the following legend (in addition to any legends required by applicable state laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT (AND CURRENT PROSPECTUS) IS IN EFFECT AS TO THE SECURITIES, (2) AN EXEMPTION THEREFROM IS AVAILABLE, OR (3) THE SECURITIES ARE SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     (10) Stop Transfer Instructions; No Requirement to Transfer.  Shareholder
          ------------------------------------------------------
agrees that, in order to ensure compliance with the restrictions referred to herein, Asymetrix may issue appropriate "stop transfer" instructions to its transfer agent, if any. Asymetrix shall not be required (i) to transfer or have transferred on its books any Restricted Securities that have been sold or otherwise transferred in violation of any of the provisions of this letter or the Plan or (ii) to treat as owner of such Restricted Securities or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Restricted Securities shall have been so transferred in violation of any provision of this letter or the Plan.

     (11) Ability to Bear Economic Risk.  Shareholder represents that it (i) is
          -----------------------------
able to bear the economic risk of its investment in the Restricted Securities,
(ii) is able to hold the Restricted Securities for an indefinite period of time,
(iii) can afford a complete loss of its investment in the Restricted Securities and (iv) has adequate means of providing for its current needs and possible contingencies and has no need for liquidity in this investment.

     (12) No Public Solicitation.  Shareholder represents that at no time was
          ----------------------
such Shareholder presented with or solicited by any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the Mergers.


                                    Sincerely,



                                    ----------------------------------
                                    Name of Shareholder

                                    By:
                                       -------------------------------

                                    Name:
                                         -----------------------------

                                    Title:
                                          ----------------------------



              [SIGNATURE PAGE TO INVESTMENT REPRESENTATION LETTER]

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